UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.   )

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AMERICAN FINANCIAL GROUP, INC.

(Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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2015

American Financial Group, Inc.
Annual Meeting of Shareholders

Meeting Notice
Proxy Statement

Notice of 2015 Annual
Meeting of Shareholders

Cincinnati, Ohio
March 27, 2015

Dear Shareholder:

We invite you to attend our Annual Meeting of Shareholders on Tuesday, May 12, 2015, in Cincinnati, Ohio for the following purposes:

1.	To elect 11 directors;
2.	To ratify our independent registered public accounting firm;
3.	To approve on an advisory basis our named executive officer compensation; and
4.	To vote on a proposal to approve our 2015 Stock Incentive Plan.

Shareholders will also transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

We are pleased to continue to take advantage of U.S. Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this proxy statement and our 2014 Annual Report. The Notice contains instructions on how to access and review those documents over the Internet. The Notice also instructs you on how to submit your proxy over the Internet. We believe that this process will allow us to provide our shareholders with the information they need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

We want your shares to be represented at the meeting and urge you to vote using our Internet or telephone voting systems or by promptly returning a properly completed proxy card.

Karl J. Grafe
Vice President and Secretary

ANNUAL MEETING OF SHAREHOLDERS

AMERICAN FINANCIAL GROUP, INC.
Great American Insurance Group Tower
301 East Fourth Street
Cincinnati, Ohio 45202

In connection with the Annual Meeting, we will report on our operations and you will have an opportunity to meet your Company’s directors and senior executives.

This booklet includes the formal notice of the Annual Meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the Annual Meeting. It also describes how your Board of Directors operates and provides information about the director candidates.

The approximate availability date of the proxy statement and the proxy card is March 27, 2015. Your vote is important. Whether or not you plan to attend the Annual Meeting, the Board of Directors urges you to vote via the Internet, by telephone or by returning a proxy card. If you vote via the Internet or by telephone, do not return your proxy card. You may revoke your proxy at any time before the vote is taken at the Annual Meeting provided that you comply with the procedures set forth in the proxy statement which accompanies this Notice of Annual Meeting of Shareholders. If you attend the Annual Meeting, you may either vote by proxy or vote in person.

A broker is not permitted to vote on the election of directors, the advisory resolution to approve named executive officer compensation or the proposal to approve the 2015 Stock Incentive Plan without instructions from the beneficial owner. Therefore, if your shares are held in the name of your broker, bank or other nominee, unless you vote your shares, your shares will not be voted regarding these proposals.

We encourage you to read the proxy statement and vote your shares as soon as possible.

AMERICAN FINANCIAL GROUP, INC.

2015 Proxy Statement — Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider. You should read the entire proxy statement carefully before voting.

General Information

Meeting: Annual Meeting of Shareholders

Date: May 12, 2015

Time: 11:00 a.m. Eastern Time

Location: Great American Insurance Group Tower,
18th Floor, 301 East Fourth Street, Cincinnati, Ohio

Record Date: March 18, 2015

Common Stock Outstanding: 87,815,835 shares (excluding 14,940,627 held by our subsidiaries which are not entitled to vote)

Stock Symbol: AFG

Exchange: NYSE and Nasdaq

State of Incorporation: Ohio

Corporate Website: www.AFGinc.com

Corporate Governance

Director Term: One year

Director Election Standard: Majority vote

Board Meetings in 2014: 9

Board Committees (Meetings in 2014):

Audit (8), Compensation (4), Governance (4)

Corporate Governance Materials:
www.AFGinc.com — Company

Items to be Voted On

1. Election of 11 Directors

Director Nominees:

Carl H. Lindner III
S. Craig Lindner
Kenneth C. Ambrecht (Independent)
John B. Berding
Joseph E. (Jeff) Consolino
Virginia “Gina” C. Drosos (Independent)
James E. Evans
Terry S. Jacobs (Independent)
Gregory G. Joseph (Independent)
William W. Verity (Independent)
John I. Von Lehman (Independent)

2.	Ratification of Independent Registered Public Accounting Firm
3.	Advisory Vote to Approve Compensation of Named Executive Officers (“Say-on-Pay”)
4.	Approval of 2015 Stock Incentive Plan

Company Communications

Company Secretary: By mail to:

Karl J. Grafe
Vice President, Assistant General
  Counsel & Secretary
American Financial Group, Inc.
Great American Insurance Group Tower
301 East Fourth Street, 27th Floor
Cincinnati, Ohio 45202

Board:	By mail to the Company Secretary at the above address or:

Gregory G. Joseph
Chairman of the Audit Committee
American Financial Group, Inc.
Great American Insurance Group Tower
301 East Fourth Street
Cincinnati, Ohio 45202

i

Proxy Statement

ii

Information about the Annual Meeting and Voting

 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on
Tuesday, May 12, 2015. The Proxy Statement and Annual Report to Shareholders and Form 10-K
(the “Proxy Materials”) are available at www.AFGinc.com.

Why did I receive these proxy materials?

You received these proxy materials because you are a shareholder of the Company. The Board is providing these proxy materials to you in connection with our annual meeting to be held on May 12, 2015. As a shareholder of the Company, you are entitled to vote on the important proposals described in this proxy statement. Since it is not practical for all shareholders to attend the annual meeting and vote in person, the Board is seeking your proxy to vote on these matters.

What is a proxy?

A proxy is your legal designation of another person to vote the common shares you own at the annual meeting. By completing and returning the proxy card(s), which identifies the individuals or trustees authorized to act as your proxy, you are giving each of those individuals authority to vote your common shares as you have instructed. By voting via proxy, each shareholder is able to cast his or her vote without having to attend the annual meeting in person.

Why did I receive more than one proxy card?

You will receive multiple proxy cards if you hold your common shares in different ways (e.g., trusts, custodial accounts, joint tenancy) or in multiple accounts. If your common shares are held by a broker or bank (i.e., in “street name”), you will receive your proxy card and other voting information from your broker, bank, trust, or other nominee. It is important that you complete, sign, date, and return each proxy card you receive, or vote using the telephone, or by using the Internet (as described in the instructions included with your proxy card(s) or in the Notice of Internet Availability of Proxy Materials).

Why didn’t I receive paper copies of the proxy materials?

As permitted by the Securities and Exchange Commission, we are making this proxy statement and our annual report available to our shareholders electronically via the Internet. We believe this delivery method expedites your receipt of materials, while also lowering costs and reducing the environmental impact of our annual meeting. The notice of electronic availability contains instructions on how to access this proxy statement and our annual report and how to vote online.

If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one in accordance with the instructions provided in the notice. The Notice of Internet Availability of Proxy Materials has been mailed to shareholders on or about March 27, 2015, and provides instructions on how you may access and review the proxy materials on the Internet.

What is the record date and what does it mean?

The Board established March 18, 2015 as the record date for the annual meeting of shareholders to be held on May 12, 2015. Shareholders who own common shares of the Company at the close of business on the record date are entitled to notice of and to vote at the annual meeting.

What is the difference between a “registered shareholder” and a “street name shareholder”?

These terms describe how your common shares are held. If your common shares are registered directly in your name with American Stock Transfer & Trust Company, our transfer agent, you are a “registered shareholder.” If your common shares are held in the name of a broker, bank, trust, or other nominee as a custodian, you are a “street name shareholder.”

How many common shares are entitled to vote at the annual meeting?

As of the record date, there were 87,815,835 shares of common stock outstanding and eligible to vote. This number does not include 14,940,627 shares held by subsidiaries of AFG which, under Ohio law, are not entitled to vote and are not considered to be outstanding for purposes of the meeting.

How many votes must be present to hold the annual meeting?

A majority of the Company’s outstanding common shares as of the record date must be present in order for us to hold the annual meeting. This is called a quorum. Broker “non-votes” and abstentions are counted as present for purposes of determining whether a quorum exists. A broker “non-vote” occurs when a nominee, such as a bank or broker holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power for the particular item and has not received instructions from the beneficial

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owner. Proposal 2 (Ratification of Independent Registered Public Accounting Firm) is the only routine matter on this year’s ballot that may be voted on by brokers without instructions from beneficial owners.

What vote is required to approve each proposal?

Shareholders are entitled to one vote per share of common stock on all matters submitted for consideration at the Annual Meeting. The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting is required for the election of directors, approval of the advisory resolution to approve named executive officers’ compensation, approval of the 2015 Stock Incentive Plan and the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

Abstentions will not count as a vote for or against any of these proposals.

What if a nominee for director fails to receive more votes in favor of election than votes withheld?

Nominees for director in uncontested elections must receive more votes in favor of election than votes withheld. If a nominee fails to receive more votes in favor than votes withheld, our Regulations require the nominee to promptly tender his or her resignation to the Board. Our Corporate Governance Committee will then make a recommendation to the full Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. Our Board of Directors will then decide whether to accept or reject the resignation, taking into account the Corporate Governance Committee’s recommendation. The determination of our Board of Directors and the rationale behind the decision will be publicly disclosed (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) within 90 days from the date of the certification of the election results of our meeting. If the incumbent director’s resignation is not accepted by our Board of Directors, the director will continue to serve until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by our Board of Directors, then our Board of Directors may fill any resulting vacancy or decrease the size of the Board of Directors.

Where will I be able to find voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting. We will also publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the annual meeting.

How do I vote my common shares?

(1) Via Internet:  Go to www.proxyvote.com to vote via the Internet. You will need to follow the instructions on your Notice of Internet Availability of Proxy Materials (“Notice”) or proxy card and the website. If you vote via the Internet, you may incur telephone and Internet access charges.

(2) By Telephone:  Call the toll-free telephone number on the proxy card or the website to vote by telephone. You will need to follow the instructions and the voice prompts.

(3) By Mail:  Request, complete and return a paper proxy card, following the instructions on your Notice.

(4) In Person:  Attend the Annual Meeting, or send a personal representative with an appropriate proxy, to vote by ballot.

If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card. If you vote via the Internet or by telephone, do not return your proxy card.

If your shares are held in “street name” (that is, in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record that you must follow in order for your shares to be voted, or you may request the record holder to issue you a proxy covering your shares.

Can I change my vote after I have mailed in my proxy card(s) or submitted my vote using the Internet or telephone?

Yes, whether you vote by mail, via the Internet or by telephone, you may revoke your proxy at any time before it is voted by submitting a new proxy with a later date, voting via the Internet or by telephone at a later time, delivering a written notice of revocation to the Company’s Secretary, at the address set forth above under “2015 Proxy Statement — Summary — Company Communications” or by voting in person at the meeting.

What if I hold shares through the Company’s Retirement and Savings Plan?

If you are a participant in the Company’s retirement and savings plan with a balance in the AFG Common Stock Fund, the accompanying proxy card shows the number of shares of common stock attributed to your account balance, calculated as of the record date. In order for your plan shares to be voted in your discretion, you must vote at least two business days prior to the day of the meeting (by the end of the day on May 8, 2015) either by Internet, telephone, or returned properly signed proxy card. If you choose not to vote or if you return an invalid or unvoted

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proxy card, the Administrative Plan Committee, consisting of four current or former senior executive officers of the Company, will vote your plan shares in the Committee’s sole discretion. Plan participants’ votes will be processed by the plan trustee, and will not be disclosed to the Company.

How will my proxy be voted?

If you complete, sign, date, and return your proxy card(s) or vote by telephone or by using the Internet, your proxy will be voted in accordance with your instructions. If you sign and date your proxy card(s) but do not indicate how you want to vote, your common shares will be voted for each of the proposals as the Board recommends.

What if my common shares are held in “street name” by my broker?

You should instruct your broker how you would like to vote your shares by using the written instruction form and envelope provided by your broker. If you do not provide your broker with instructions, under the rules of the New York Stock Exchange (“NYSE”), your broker may, but is not required to, vote your common shares with respect to certain “routine” matters. However, on other matters, when the broker has not received voting instructions from its customers, the broker cannot vote the shares on the matter and a “broker non-vote” occurs. Proposal 2 (Ratification of Independent Registered Public Accounting Firm) is the only routine matter on this year’s ballot to be voted on by the shareholders. Proposals 1, 3 and 4 are not considered routine matters under the NYSE rules. This means that brokers may not vote your common shares on such proposals if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your votes can be counted. If you hold your common shares in your broker’s name and wish to vote in person at the annual meeting, you must contact your broker and request a document called a “legal proxy.” You must bring this legal proxy to the annual meeting in order to vote in person.

What are the Board’s recommendations on how I should vote my common shares?

The Board recommends that you vote your common shares as follows:

•	“FOR” the election of the 11 nominees proposed for the Board of Directors;
•	“FOR” the ratification of the Company’s independent registered public accounting firm;
•	“FOR” the approval, on an advisory basis, of compensation of our named executive officers as disclosed in this proxy statement; and
•	“FOR” the approval of the 2015 Stock Incentive Plan.

Does the Company have cumulative voting?

Yes. Shareholders have cumulative voting rights in the election of directors and one vote per share on all other matters. Cumulative voting allows a shareholder to multiply the number of shares owned on the record date by the number of directors to be elected and to cast the total for one nominee or distribute the votes among the nominees as the shareholder desires. If cumulative voting is invoked, the 11 nominees who receive the greatest number of votes will be elected, subject to the tender of resignation and related procedures set forth above with respect to incumbent directors who fail to receive more votes in favor than votes withheld. In order to invoke cumulative voting, notice of cumulative voting must be given in writing to the Company’s corporate secretary not less than 48 hours before the time fixed for the holding of the meeting. The authority solicited by this proxy statement includes discretionary authority to cumulate votes in the election of directors. If cumulative voting is in effect with respect to the election of directors, the named proxies reserve the right to cumulate the votes represented by the proxies they receive and distribute such votes in accordance with their best judgment in order to elect as many of the nominees of the Board of Directors as possible.

Who may attend the annual meeting?

All shareholders are eligible to attend the annual meeting. However, only those shareholders of record at the close of business on March 18, 2015 are entitled to vote at the annual meeting.

2015 Proxy Statement | General Information

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Proposals

Proposal No. 1 — Election of 11 Directors

The Board of Directors oversees the management of the Company on your behalf. The Board reviews AFG’s long-term strategic plans and exercises direct decision-making authority in key areas such as choosing the Co-Chief Executive Officers, setting the scope of their authority to manage the Company’s business day-to-day, and evaluating senior management performance.

Upon the recommendation of the Corporate Governance Committee, the Board of Directors has nominated 11 individuals to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. If any of the nominees should become unable to serve as a director, the proxies will be voted for any substitute nominee designated by the Board of Directors but, in any event, no proxy may be voted for more than 11 nominees. Each nominee brings a strong and unique background and set of qualifications to the Board, giving the Board as a whole competence and experience in a wide variety of areas central to the Company’s businesses, including corporate governance and board service, executive management and entrepreneurial experience and insurance, finance, legal and accounting expertise.

The nominees for election to the Board of Directors are as follows.

Carl H. Lindner III Age: 61 Director Since: 1991	Mr. Lindner has been Co-Chief Executive Officer since January 2005, and since 1996, he has served as Co-President of the Company. Until 2010, for over ten years, Mr. Lindner served as President, and since 2010, Mr. Lindner has served as Chairman of Great American Insurance Company, a subsidiary of the Company, and has been principally responsible for the Company’s property and casualty insurance operations. The Board believes that Mr. Lindner’s familiarity with the Company as a whole, as well as his experience and expertise in its core property and casualty insurance businesses, makes his service on the Board of Directors extremely beneficial to the Company.
S. Craig Lindner Age: 60 Director Since: 1985	Mr. Lindner has been Co-Chief Executive Officer since January 2005, and since 1996, he has served as Co-President of the Company. For more than ten years, Mr. Lindner has been President of our Great American Financial Resources, Inc. subsidiary, and has been principally responsible for the Company’s annuity operations. Until 2011, for over ten years, Mr. Lindner served as President of American Money Management Corporation (“AMMC”), a subsidiary that provides investment services for the Company and certain of its affiliated companies, and Mr. Lindner continues to be primarily responsible for the Company’s investments. Until April 2007, Mr. Lindner was a director of National City Corp. (now a part of PNC Financial Services Group, Inc.). Mr. Lindner and Carl H. Lindner III are brothers. The Board believes that Mr. Lindner’s familiarity with the Company as a whole, as well as his experience and expertise in its core annuity operations and the Company’s investment portfolio, makes his service on the Board of Directors extremely beneficial to the Company.

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Kenneth C. Ambrecht Age: 69 Director Since: 2005 Board Committees: Compensation Corporate Governance	Mr. Ambrecht has extensive corporate finance experience having worked in the U.S. capital markets for over 30 years. In December 2005, Mr. Ambrecht organized KCA Associates LLC, through which he serves as a consultant to several companies, advising them with respect to financial transactions. From July 2004 to December 2005, he served as a Managing Director with the investment banking firm First Albany Capital. For more than five years prior, Mr. Ambrecht was a Managing Director with Royal Bank Canada Capital Markets. Prior to that post, Mr. Ambrecht worked with the investment bank Lehman Brothers as Managing Director of its capital markets division. In September 2009, he joined the Board of Directors of Spectrum Brands, Inc., a global consumer products company. For more than five years, Mr. Ambrecht has been a member of the Board of Directors of Fortescue Metals Group Limited, an Australian mining company. Until February 2010, he served on the Board of Directors of Dominion Petroleum Ltd., a Bermuda domiciled company dedicated to exploration of oil and gas reserves in east and central Africa and until 2007 he was a member of the Board of Directors of Great American Financial Resources, Inc. The Board believes that Mr. Ambrecht’s knowledge and experience in the areas of corporate finance, capital markets, capital structures and investment portfolio management benefit the Company in light of its businesses.
John B. Berding Age: 52 Director Since: 2012	Mr. Berding was elected President of AMMC in January 2011. Prior to his election as President, he held a number of investment-related executive positions with AMMC and other AFG subsidiaries, most recently serving as Executive Vice President of AMMC since 2009. Mr. Berding has nearly 30 years of experience as an investment professional, and he has spent his entire career with the Company and its affiliates. The Board values Mr. Berding’s knowledge of financial markets and investment management as well as his specific knowledge of the Company’s investment portfolio and strategy and has determined that his ability to contribute his experience on a constant basis as a member of the Board are invaluable to the Company.
Joseph E. (Jeff) Consolino Age: 48 Director Since: 2012	Mr. Consolino’s service as Executive Vice President and Chief Financial Officer of the Company began in February 2013. He also began serving as Chairman of the Board of the Company’s subsidiary, National Interstate Corporation, in February 2013. Prior to joining the Company, Mr. Consolino served as President and Chief Financial Officer of Validus Holdings, Ltd., a Bermuda-based property and casualty (re)insurance company. During this time, Mr. Consolino also served as Chief Executive Officer, President and founding Director of PαCRe Ltd., a Bermuda-based underwriter of top-layer property catastrophe (re)insurance. Prior to joining Validus in March 2006, Mr. Consolino served as a managing director in Merrill Lynch’s investment banking division. While at Merrill Lynch, Mr. Consolino specialized in insurance company advisory and financing transactions. Mr. Consolino also currently serves on the boards of directors of Validus, PαCRe Ltd. and AmWINS Group, Inc., a wholesale insurance broker based in Charlotte, North Carolina. We believe that Mr. Consolino’s experience serving as president and chief financial officer for both a property and casualty insurance company group and a publicly-traded holding company and his 20 years of experience in insurance-related financial matters give him unique qualifications to serve as a member of our Board.

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Virginia “Gina” C. Drosos Age: 52 Director Since: 2013 Board Committees: Audit Corporate Governance	Ms. Drosos was elected Chief Executive Officer of Assurex Health, a personalized medicine company specializing in pharmacogenomics for neuropsychiatric and other disorders, in July 2014 in addition to her position as President held since September 2013. Ms. Drosos was previously employed by the Procter & Gamble Company, a leading multinational manufacturer of consumer packaged goods, most recently serving as Group President, Global Beauty Care, until her retirement in September 2012. Ms. Drosos joined Procter & Gamble in 1987 and held positions of increasing responsibility, including as Group President of Global Female Beauty, Beauty and Grooming from 2010 until August 2011. As a global business unit Group President, Ms. Drosos had responsibility for Procter & Gamble’s Global Beauty Care business unit operations, profit and loss, strategy and long term business development. Ms. Drosos is also a director of Signet Jewelers Limited, a specialty retail jeweler, since July 2012. As a former executive in brand management at one of the world’s leading consumer packaged goods organizations, Ms. Drosos brings valuable skills and insights to the Company. She possesses a broad background in strategic, business and financial planning and operations, deepened by her global perspective developed through leading global businesses and numerous expansions into new geographies during her long tenure with a multinational company.
James E. Evans Age: 69 Director Since: 1985	Mr. Evans serves as an executive consultant to the Company. From 1994 through 2013, Mr. Evans served as Senior Vice President of the Company, and he also served as General Counsel until March 2012 when he was elected Executive Counsel. Prior to that, he served as Vice President and General Counsel of American Financial Corporation, the predecessor to AFG, beginning in 1976. Mr. Evans also previously served on the Boards of Directors of The Penn Central Corporation, Citicasters, Inc. and other companies affiliated with the Company. He began his career in the private practice of law with Keating Muething & Klekamp PLL in 1971. The Board believes that Mr. Evans’ many years of experience with complex legal and business issues involving the Company specifically, as well as his legal and business expertise generally, render his Board service invaluable to the Company.

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Terry S. Jacobs Age: 72 Director Since: 2003 Board Committees: Compensation (Chair) Audit	Mr. Jacobs has served as Chairman and CEO of The JFP Group, LLC, a real estate development company, since September 2005. From its founding in 1996 until September 2005, Mr. Jacobs was Chairman of the Board and CEO of Regent Communications, Inc., a public holding company in the radio broadcasting business (“Regent”). Since September 2010, he has served as non-executive Chairman of the Board of Adelante Media Group, LLC, a private company which owns and operates radio and television stations and specializes in Spanish language programming. Mr. Jacobs is a Fellow of the Casualty Actuarial Society, a professional organization focused on applying actuarial science to property, casualty and similar risk exposures and is a Member of the American Academy of Actuaries. In 2009, receivers were appointed to administer two commercial real estate development projects, since sold, that were owned or managed by JFP Group, LLC or its affiliates. Mr. Jacobs’ principal executive officer experience qualifies him for membership on the Company’s Board and as an “audit committee financial expert” under SEC guidelines. In his career, Mr. Jacobs has significant chief executive officer experience and has held board positions for 10 public companies, six private companies and nine charitable organizations. Mr. Jacobs has developed significant experience in understanding and critically assessing risks in the property and casualty insurance industry, which the Board believes is valuable to the Company.
Gregory G. Joseph Age: 52 Director Since: 2008 Board Committees: Audit (Chair)	For more than five years, Mr. Joseph has been Executive Vice President, an attorney, and a principal of Joseph Automotive Group, a Cincinnati, Ohio-based company that manages a number of automobile dealerships and certain real estate holdings. From February 2003 until May 2008, he served on the board of directors of Infinity Property & Casualty Corporation, an insurance company primarily offering personal automobile insurance, the last two years as the lead director. Since 2005, Mr. Joseph has served on the Board of Trustees of Xavier University, a private university located in Cincinnati, Ohio. Mr. Joseph’s service as a lead director of a publicly traded provider of insurance products provided him with significant knowledge of and experience in the business operations of a publicly-traded insurance holding company, which is beneficial to the Company in light of the many issues applicable to the insurance industry. Additionally, Mr. Joseph’s extensive background and experience at public and private businesses enable him to provide to the Board insights and advice on the broad variety of situations and issues that the Board faces.

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William W. Verity Age: 56 Director Since: 2002 Board Committees: Corporate Governance (Chair) Compensation	Mr. Verity has been President of Verity & Verity, LLC (formerly known as Veritas Asset Management, LLC), an investment management company, since January 1, 2002, and prior to that, he was a partner of Pathway Guidance L.L.C., an executive consulting firm, from October 2000. Previously, Mr. Verity was Chairman and Chief Executive Officer of ENCOR Holdings, Inc., a developer and manufacturer of plastic molded components and worked as an associate in corporate finance at Alex. Brown & Sons, an investment bank, from 1985 to 1987. From 1994 to 2002, he served on the Board of Directors of Chiquita Brands International, Inc. (“Chiquita”), a leading international food products marketer and distributor. Mr. Verity’s position as the principal executive officer of a privately held company, his over ten years of experience with complex asset management issues as a result of his position with Verity & Verity, LLC, and his service on the Board of Chiquita, qualify him for membership on the Company’s Board and Corporate Governance and Compensation Committees. In addition, Mr. Verity’s executive consulting experience provides him insight into high-level corporate governance, executive compensation matters and business management matters, all of which the Company and the Board deal with on a regular basis.
John I. Von Lehman Age: 62 Director Since: 2008 Board Committees: Audit Corporate Governance	Mr. Von Lehman began his career as a certified public accountant for Haskins & Sells, a predecessor of Deloitte, LLP. For more than five years until his retirement in 2007, Mr. Von Lehman served as Executive Vice President, Chief Financial Officer, Secretary and a director of The Midland Company, an Ohio-based provider of specialty insurance products (“Midland”). He serves on the Board of Directors and as Chairman of the Audit Committee of Ohio National Mutual Funds and is involved with several Cincinnati-based charitable organizations. Mr. Von Lehman’s 18 years of service as CFO and director of another publicly traded provider of insurance products qualifies him for membership on the Company’s Board. Specifically, Mr. Von Lehman’s position at Midland provided him with significant knowledge of and experience in property and casualty insurance operations, investment portfolio oversight, capital management and allocation and public company financial statement preparation. In his capacity as a certified public accountant and Chief Financial Officer of Midland, Mr. Von Lehman developed significant experience in preparing, auditing, analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that compare to those of the Company and which qualify him as an “audit committee financial expert” under SEC guidelines. The depth in his understanding of internal control over financial reporting and risk assessment skills that evolved in his experience with Midland constitute attributes that the Board believes benefit the Company in light of its businesses.

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The Board of Directors recommends that shareholders vote FOR the election of these 11 nominees as directors.

Proposal No. 2 — Ratification of Independent Registered Public Accounting Firm

The Company’s Audit Committee Charter requires that the Audit Committee appoint annually an independent registered public accounting firm to serve as auditors. In February 2015, the Audit Committee appointed Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for 2015.

Although the Audit Committee has the sole authority to appoint auditors, shareholders are being asked to ratify this appointment. If the shareholders do not ratify the appointment, the Audit Committee will take that fact into consideration but may, nevertheless, continue to retain Ernst & Young. However, the Audit Committee in its discretion may engage a different independent registered public accounting firm at any time during the year if the

Audit Committee determines that such a change would be in the best interests of the Company whether or not the shareholders ratify the appointment.

Representatives of Ernst & Young are expected to be at the meeting and will be given the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions from shareholders.

The Board of Directors recommends that shareholders vote FOR the ratification of the Audit Committee’s appointment of Ernst & Young as our independent registered public accounting firm for 2015.

Audit Fees and Non-Audit Fees

The following table presents fees for professional services performed by Ernst & Young for the years ended December 31, 2014 and December 31, 2013.

	2014	2013
Audit fees(1)	$7,660,000	$7,144,000
Audit related fees(2)	19,000	157,000
Tax fees(3)	204,000	163,000
All other fees(4)	175,000	156,000
Total	$8,058,000	$7,620,000
(1)	These aggregate fees were for audits of the financial statements (including services incurred to render an opinion under Section 404 of the Sarbanes-Oxley Act of 2002), subsidiary insurance company audits, reviews of SEC filings, and quarterly reviews.
(2)	These fees relate primarily to due diligence on acquisitions.
(3)	These fees relate primarily to tax compliance engagements for preparation and review of foreign tax returns and certain collateralized loan obligations, in addition to other tax advisory services.
(4)	These fees relate primarily to agreed-upon procedure engagements for certain collateralized loan obligation structures managed by AFG.

Proposal No. 3 — Advisory Vote on Compensation of our Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC (commonly referred to as “Say-on-Pay”). Our practice, which was approved by our shareholders at the 2011 annual meeting, is to conduct this non-binding vote on an annual basis.

As described in detail below under the heading “Compensation Discussion and Analysis” beginning on page 23 of this proxy statement, we seek to closely align the interests of our named executive officers with the interests of our shareholders. We structure our programs to discourage excessive risk-taking through a balanced use of compensation vehicles and metrics with an overall goal of delivering sustained long-term shareholder value while aligning our executives’ interests with those of our shareholders. Further, our programs require that a substantial portion of each named executive officer’s compensation be contingent on delivering performance results that benefit our shareholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return. Shareholders should note that, because the advisory vote on executive compensation occurs well after the beginning of the compensation year and because the different elements of our executive compensation programs are designed to

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operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of shareholders.

The vote on this matter is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee. The Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Accordingly, we ask our shareholders to approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.

The Board of Directors recommends that shareholders vote FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement.

Proposal No. 4 — Approval of 2015 Stock Incentive Plan

The Board of Directors recommends that shareholders approve the Company’s 2015 Stock Incentive Plan (which we refer to as the 2015 Plan). The 2015 Plan would govern grants of stock-based awards to employees. The Company intends that the 2015 Plan would replace the Company’s 2005 Stock Incentive Plan which expires in 2015.

All employees of the Company and its subsidiaries are eligible to receive awards under the 2015 Plan. The 2015 Plan is an “omnibus” stock plan that provides for a variety of equity award vehicles to maintain flexibility. The 2015 Plan will permit the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock units and stock awards.

A maximum of 3,500,000 shares will be available for grants of all equity awards under the 2015 Plan. The Board believes that this number represents a reasonable amount of potential equity dilution and provides a powerful incentive for employees to increase the value of the Company for all shareholders.

The 2015 Plan does not permit the repricing of options or stock appreciation rights without the approval of shareholders and does not contain an “evergreen” provision to automatically increase the number of shares issuable under the 2015 Plan.

The following is a summary of the 2015 Plan. The full text of the 2015 Plan is attached as Appendix A to this proxy statement, and the following summary is qualified in its entirety by reference to Appendix A.

Administration and Eligibility

The 2015 Plan is administered by the Committee, which is composed solely of three “outside directors” as defined under Section 162(m) of the Internal Revenue Code. The Committee has exclusive power to determine the employee participants in the 2015 Plan, the level of participation of each participant and the terms and conditions of all awards. All of the full-time employees of the Company and its subsidiaries are eligible to participate in the 2015 Plan.

Limits on Plan Awards

The number of shares available for issuance pursuant to stock options, stock appreciation rights, restricted stock awards, restricted stock units and stock awards under the 2015 Plan is limited to the aggregate number approved by shareholders. A participant may receive multiple awards under the 2015 Plan, but no participant will receive awards representing more than 500,000 shares in any year.

Types of Awards

Stock Options

Stock options granted under the 2015 Plan may be either non-qualified stock options or incentive stock options qualifying under Section 422 of the Internal Revenue Code. The price of any stock option granted may not be less than the fair market value of the Company common stock on the date the option is granted. The option price may be paid in cash, shares of Company common stock, through a broker-assisted cashless exercise or as otherwise permitted by the Compensation Committee. The Compensation Committee determines the terms of each stock option grant at the time of the grant with options generally terminating after a ten-year period from the date of the grant. The Committee specifies at the time each option is granted the time or times at which and in what proportions an option becomes vested and exercisable and may accelerate the vesting of options at any time. In general, unless otherwise determined by the Committee, a stock option expires (i) 12 months after termination of employment, if employment ceases due to death, (ii) immediately, upon the violation of any written employment, confidentiality or noncompetition agreement

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between the Company and the participant, (iii) after specified periods of up to two years, depending upon the term of service of the participant with the Company and its subsidiaries, upon disability or retirement, or (iv) 90 days after termination if employment ceases for any other reason.

Stock Appreciation Rights

A stock appreciation right (which we refer to as an SAR) entitles the participant, upon settlement, to receive a payment based on the excess of the fair market value of a share of Company common stock on the date of settlement over the base price of the right, multiplied by the applicable number of shares of Company common stock. SARs may be granted on a stand-alone basis or in tandem with a related stock option. The base price may not be less than the fair market value of a share of Company common stock on the date of grant. The Compensation Committee determines the vesting requirements and the payment and other terms of an SAR, including the effect of termination of service of a participant and may accelerate the vesting of SARs at any time. Generally, all SARs terminate after the ten-year period from the date of the grant. SARs may be payable in cash or in shares of Company common stock or in a combination of both.

Restricted Stock

A restricted stock award represents shares of Company common stock that are issued subject to restrictions on transfer and vesting requirements as determined by the Compensation Committee. Subject to the transfer restrictions and vesting requirements of the award, the participant has the same rights as one of the Company’s shareholders, including all voting and dividend rights, during the restriction period, unless the Committee determines otherwise at the time of the grant.

Stock Units

An award of stock units provides the participant the right to receive a payment based on the value of a share of Company common stock. Stock units may be subject to such vesting requirements, restrictions and conditions to payment as the Compensation Committee determines are appropriate. A stock unit award may also be granted on a fully vested basis, with a deferred payment date. Stock unit awards are payable in cash or in shares of Company common stock or in a combination of both. Stock units may also be granted together with related dividend equivalent rights.

Stock Awards

A stock award represents shares of Company common stock that are issued free of restrictions on transfer and free of forfeiture conditions and as to which the participant is entitled to all the rights of a shareholder. A stock award may be granted for past services, in lieu of bonus or other cash compensation, or for any other valid purpose as determined by the Compensation Committee.

Vesting of Awards

Vesting requirements for any awards under the 2015 Plan may be based on the continued service of the participant for a specified time period, the attainment of specified performance goals established by the Compensation Committee, or both.

Performance Criteria

Shareholder approval of the 2015 Plan will also constitute approval of the material terms of the performance criteria under the 2015 Plan for purposes of establishing the specific vesting targets for one or more 162(m) awards under the 2015 Plan intended to qualify for the performance-based exception of Section 162(m) of the Internal Revenue Code.

The performance goals, upon which the payment or vesting of any award to any participant is contingent, are limited to the following performance measures: (i) earnings, including net earnings, total earnings, operating earnings, core net operating earnings, earnings growth, net income, operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items, or aggregate or per-share book value or adjusted book value (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted), core net operating earnings per share, net income per share, or operating income per share; (iv) operating profit; (v) revenue, revenue growth, or rate of revenue growth; (vi) written premiums (gross or net); (vii) combined ratios; (viii) return measures (gross or net), including but not limited to return on assets, capital, invested capital, equity, sales, and premiums, financial return ratios, or internal rates of return; (ix) operating expenses; (x) share price, including but not limited to growth measures and total shareholder return; (xi) cash flow (including but not limited to operating cash flow, free cash flow, and cash flow return on capital), cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital, working capital turnover; (xii) implementation or completion of projects or processes; (xiii) balance sheet measurements; (xiv) cumulative earnings per share growth or cumulative core operating earnings per share growth; (xv) operating margin, profit margin, or gross margin; (xvi) cost or expense targets, reductions and savings, productivity and efficiencies; and (xvii) debt maintenance or reduction, including as a percentage of equity.

The Compensation Committee may establish performance objectives based on performance goals on other measures not

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listed above with respect to performance awards that are not intended to qualify as qualified performance-based awards.

Any one or more of these performance measure(s) may be used to measure the performance of the Company, a subsidiary, and/or affiliate as a whole, or any business unit of the Company, subsidiary, and/or affiliate, or any combination thereof, or by comparison with the performance of one or more comparison companies or business units, or any published or special index that the Compensation Committee deems appropriate. The Compensation Committee may provide in any award that any evaluation of the attainment of performance goals may include or exclude any of the following events that occur during a performance period: asset write-downs or impairments; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; reorganization, restructuring and recapitalization programs; extraordinary items pursuant to GAAP and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; acquisitions or divestitures; foreign exchange gains and losses; stock repurchases and imputed income on stock repurchases; payment of dividends or distributions on equity; accrual of tax expense from all the awards made under the 2015 Plan and such other economic event not in the ordinary course of business.

Effect of Change of Control

Awards (other than performance awards) under the 2015 Plan are generally subject to acceleration, becoming exercisable in full upon the occurrence of a “change in control” (as defined in the 2015 Plan) transaction with respect to the Company. Upon a change of control, performance awards will generally be deemed earned at the target level (or maximum level if no target is specified).

Limited Transferability

Except with respect to the transferability of stock options as discussed above, all awards granted under the 2015 Plan are nontransferable except upon death or under a qualified domestic relations order, or in the case of non-qualified options only, during the participant’s lifetime to immediate family members of the participant and others as may be approved by the Compensation Committee.

Adjustments for Corporate Changes

In the event of recapitalizations, reclassifications or other specified events affecting the Company or shares of Company common stock, appropriate and equitable adjustments may be made to the number and kind of shares of Company common stock available for grant, as well as to other maximum limitations under the 2015 Plan, and the number and kind of shares of Company common stock or other rights and prices under outstanding awards.

Term, Amendment and Termination

The 2015 Plan will expire on February 23, 2025, unless terminated earlier by the Board of Directors. The Board may at any time and from time to time and in any respect amend or modify the 2015 Plan. The Board may seek the approval of any amendment or modification by the Company’s shareholders to the extent it deems necessary or advisable in its sole discretion for purposes of compliance with Section 162(m) or Section 422 of the Internal Revenue Code, the listing requirements of the NYSE or another exchange or securities market or for any other purpose. No amendment or modification of the 2015 Plan will adversely affect any outstanding award without the consent of the participant or the permitted transferee of the award.

Federal Income Tax Consequences

Below is a summary of the principal U.S. federal income tax consequences to participants and to the Company of options granted under the 2015 Plan. This summary is not a complete analysis of all potential tax consequences relevant to participants and to the Company and does not describe tax consequences based on particular circumstances. The laws governing the tax consequences of these awards are highly technical and such laws are subject to change.

When a nonqualified stock option is granted, there are no income tax consequences for the option holder or the Company. When a nonqualified stock option is exercised, in general, the option holder recognizes compensation equal to the excess of the fair market value of the underlying ordinary shares on the date of exercise over the exercise price. The Company is entitled to a deduction equal to the compensation recognized by the option holder for the taxable year that ends with or within the taxable year in which the option holder recognized the compensation.

When an incentive stock option is granted, there are no income tax consequences for the option holder or the Company. When an incentive stock option is exercised, the option holder does not recognize income, and the Company does not receive a deduction. The option holder, however, must treat the excess of the fair market value of the underlying ordinary shares on the date of exercise over the option price as an item of adjustment for purposes of the alternative minimum tax.

If the option holder disposes of the underlying shares after the option holder has held the shares for at least two years after the incentive stock option was granted and one year after the incentive stock option was exercised, the amount the option holder receives upon the disposition over the exercise price is treated as long-term capital gain for the option holder. The Company is not entitled to a deduction. If the option holder makes a “disqualifying disposition” of

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the underlying shares by disposing of the shares before they have been held for at least two years after the date the incentive stock option was granted and one year after the date the incentive stock option was exercised, the option holder recognizes compensation income equal to the excess of the fair market value of the underlying shares on the date the incentive option was exercised or, if less, the amount received on the disposition minus the exercise price. The Company is entitled to a deduction equal to the compensation recognized by the option holder for our taxable year that ends with or within the taxable year in which the option holder recognized the compensation.

Section 162(m)

Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Internal Revenue Code. Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thus allowing the Company the full federal tax deduction otherwise permitted for such compensation. The 2015 Plan is designed to allow awards made under the 2015 Plan to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. See “Compensation Discussion and Analysis — Tax Deductibility of Pay” on page 26.

New Plan Benefits

Because future awards under the 2015 Plan will be granted in the discretion of the Compensation Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time. Information regarding our recent practices with respect to stock-based compensation awarded under the 2015 Plan is presented in the “Summary Compensation Table” and these related tables: “Grants of Plan-Based Awards,” “Outstanding Equity Awards at Fiscal Year-End,” and “Options Exercised and Stock Vested,” elsewhere in this proxy statement, and in the “Compensation Discussion and Analysis,” section below.

The Board of Directors recommends that shareholders vote FOR the approval of the 2015 Stock Incentive Plan.

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Company Information

Management

The directors, nominees for director and executive officers of the Company are as follows. Ages and positions are provided as of March 31, 2015.

	Age	Position	Director or Executive Since
Carl H. Lindner III	61	Co-Chief Executive Officer, Co-President and Director	1979
S. Craig Lindner	60	Co-Chief Executive Officer, Co-President and Director	1980
Kenneth C. Ambrecht	69	Director	2005
John B. Berding	52	President of American Money Management Corporation and Director	2012
Joseph E. (Jeff) Consolino	48	Executive Vice President, Chief Financial Officer, Chairman of the Board of National Interstate Corporation and Director	2012
Virginia “Gina” C. Drosos	52	Director	2013
James E. Evans	69	Director	1976
Terry S. Jacobs	72	Director	2003
Gregory G. Joseph	52	Director	2008
William W. Verity	56	Director	2002
John I. Von Lehman	62	Director	2008
Michelle A. Gillis	46	Senior Vice President and Chief Administrative Officer	2013
Vito C. Peraino	59	Senior Vice President and General Counsel	2012

Michelle A. Gillis was elected Senior Vice President of the Company in March 2013 and serves in such role in addition to serving as Chief Administrative Officer with responsibilities for Human Resources, Corporate Communications, Real Estate and various shared service areas. Since joining the Company in 2004, Ms. Gillis has held various senior human resource management positions with Great American Insurance Company and AFG. Previously, Ms. Gillis spent several years in senior human resources roles in the financial services sector. Ms. Gillis holds an active accreditation as Senior Professional in Human Resources (SPHR) from the Human Resources Certification Institute.

Vito C. Peraino was elected Senior Vice President and General Counsel of the Company in March 2012. He previously served as Senior Vice President of Great American Insurance Company since 2002 and Assistant General Counsel of Great American Insurance Company since 2004. Through September 2014, he also served on the Board of Directors of the Company’s subsidiary, National Interstate Corporation. Since joining Great American Insurance Company in 1999, Mr. Peraino has held various executive claims management positions. Previously, Mr. Peraino spent several years in private practice and has represented various insurance industry entities as an attorney since 1981.

Information regarding all nominees for director and directors is set forth beginning on page 4 under “Proposals —  Proposal No. 1 — Elect 11 Directors.”

Board of Directors and Committees

There are 11 members on the Board of Directors. The Board met nine times during 2014. No director of the Company attended fewer than 75% of the Board meetings and the committee meetings to which he or she was appointed and served during 2014. The members of the Board are expected to be present at the annual meeting. All of the Directors attended last year’s annual meeting except for Mr. Evans who was unable to attend as he was recovering from a scheduled medical procedure.

Committees of the Board

The committees of the Board consist of the Audit Committee, Compensation Committee and Governance Committee. Each committee is governed by a charter that defines its role and responsibilities and are available on the Company’s website at www.AFGinc.com under “Company — Board Committees.” A printed copy of these charters may be obtained by shareholders upon written request addressed to the Company’s Secretary, at the address set forth under “2015 Proxy Statement —  Summary — Company Communications.”

The Compensation Committee acts on behalf of the Board of Directors and, by extension, the shareholders to monitor adherence to the Company’s compensation philosophy. The Committee ensures that the total compensation paid to the named executive officers is fair, reasonable and competitive. The Compensation Committee also acts as the oversight committee with respect to the Company’s deferred compensation plans, stock incentive

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plans, and bonus plans covering senior executive officers. In overseeing those plans, the Committee may delegate authority for day-to-day administration and interpretation of the plan, including selection of participants, determination of award levels within plan parameters, and approval of award documents, to officers of the Company. However, the Committee may not delegate any authority under those plans for matters affecting the compensation and benefits of the Company’s Co-CEOs. Additional information regarding the processes and procedures for establishing and overseeing executive compensation is provided in the “Compensation Discussion and Analysis.”

The Corporate Governance Committee is responsible for, among other things, establishing criteria for selecting new directors, identifying individuals qualified to be Board members, as needed, and recommending to the Board director nominees for the next annual meeting of shareholders. The Corporate Governance Committee also facilitates participation by directors in continuing education programs, including accredited director education programs and structured internal programs presented by management.

Our Corporate Governance Guidelines identify some of the criteria used to evaluate prospective nominees for director. Our Corporate Governance Guidelines are available on the Company’s website at www.AFGinc.com.

Nominees for director will be recommended by the Corporate Governance Committee in accordance with the principles in its charter and the Corporate Governance Guidelines. When considering an individual candidate’s suitability for membership on the Board, the Corporate Governance Committee will evaluate each individual on a case-by-case basis. Although the Committee does not prescribe minimum qualifications or standards for directors, candidates for Board membership should have the highest personal and professional integrity, demonstrated exceptional ability and judgment, and availability and willingness to take the time necessary to properly discharge the duties of a director. Additionally, we consider it desirable for director candidates to have management experience, especially with public companies, and that a portion of such candidates have experience in the insurance and financial services industries. The Board seeks candidates with diverse experiences, qualifications, backgrounds and skills that the Board believes enable each candidate to make a significant contribution to the Board. The Board will also consider diverse Board candidates, including women and minorities, and individuals from both corporate positions and non-traditional environments such as government, academia, and nonprofit organizations.

The Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by shareholders because Ohio law and the Company’s Amended and Restated Code of Regulations (the “Regulations”) afford shareholders certain rights related to such matters. The Regulations provide that only candidates nominated by or at the direction of the Board of Directors and candidates nominated at the meeting by a shareholder who has complied with the procedures set forth in the Regulations will be eligible for election at a meeting of shareholders. The Regulations require a shareholder wishing to nominate a director candidate to give the Secretary of the Company at least 90 and not more than 120 days prior written notice setting forth or accompanied by: (1) certain biographical, stock ownership and investment intent disclosures about the proposed nominee; (2) certain biographical, stock ownership and hedging or similar activity disclosures about the shareholder giving the notice and specified persons associated with such shareholder; (3) verification of the accuracy or completeness of any nomination information at the Company’s request; (4) a statement that a nomination that is inaccurate or incomplete in any manner shall be disregarded; (5) a representation that the shareholder was a record holder of the Company’s voting stock and intended to appear, in person or by proxy, at the meeting to make the nomination; and (6) the consent of each such nominee to serve as director if elected.

The Committee will make its determinations on whether to nominate an individual in the context of the Board as a whole based on the Board’s then-current needs, the merits of each such candidate and the qualifications of other available candidates. The Committee will have no obligation to respond to shareholders who propose candidates that it has determined not to nominate for election to the Board, but the Committee may do so in its sole discretion. All director candidates are evaluated similarly, whether nominated by the Board or by a shareholder.

The Corporate Governance Committee did not seek, nor did it receive the recommendation of, any of the director candidates named in this proxy statement from any shareholder, independent director, executive officer or third-party search firm in connection with its own approval of such candidates. The Company has not paid any fee to a third party to assist it in identifying or evaluating nominees.

The Audit Committee oversees the Company’s accounting and financial reporting process, audits of the financial statements, and internal controls over financial reporting. It meets with both the Company’s management and the Company’s independent registered public accounting firm. Each of the members of the Audit Committee is independent as defined by the NYSE and NASDAQ listing standards. The Company’s Board has determined that two of the Audit Committee’s members, Terry S. Jacobs, and John I. Von Lehman, are each considered to be an “audit committee financial expert” as defined under SEC Regulation S-K Item 407(d).

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Audit Committee Report

The members of the Committee are Gregory G. Joseph (Chairman), Terry S. Jacobs, Virginia “Gina” C. Drosos and John I. Von Lehman. Each of the members of the Audit Committee is independent as defined by the NYSE and NASDAQ listing standards. The Board has determined that two of the four members of the Audit Committee are “audit committee financial experts” as defined in SEC regulations.

The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to shareholders and others, the systems of internal control which management has established and the audit process.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (US) (PCAOB) and issuing reports thereon. The Committee’s responsibility is to monitor and oversee these processes. Additionally, the Audit Committee engages the Company’s independent registered public accountants who report directly to the Committee.

The Committee has met and held discussions with management and the Company’s independent registered public accounting firm. Management represented to the Committee that the Company’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the

Committee has reviewed and discussed the audited consolidated financial statements and the audit of internal control over financial reporting with management and the independent registered public accountants. The Committee discussed with the independent registered public accountants the matters required to be discussed by the PCAOB and relevant listing standards.

The Company’s independent registered public accountants also provided to the Committee the written disclosures and the letter pursuant to applicable requirements of the PCAOB regarding the independent registered public accountant’s communications with the Committee concerning independence and the Committee discussed with the independent registered public accountants that firm’s independence. As part of its discussions, the Committee determined that Ernst & Young LLP was independent of AFG.

Based on the Committee’s discussions with management and the independent registered public accountants, the Committee’s review of the representation of management and the report of the independent registered public accountants to the Committee, the Committee recommended that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC.

Members of the Audit Committee

Gregory G. Joseph, Chairman
Virginia “Gina” C. Drosos
Terry S. Jacobs
John I. Von Lehman

The following table identifies membership and the Chairman of each of the current committees of the Board, as well as the number of times each committee met during 2014.

Director	Audit Committee	Compensation Committee	Corporate Governance Committee
Kenneth C. Ambrecht		Member	Member
Virginia “Gina” C. Drosos	Member		Member
Terry S. Jacobs	Member	Chair
Gregory G. Joseph	Chair
William W. Verity		Member	Chair
John I. Von Lehman	Member		Member
Meetings in 2014	8	4	4

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Director Compensation

The compensation program for non-employee directors during 2014 is shown in the following table:

Compensation Element	Non-Employee Director Compensation(1)
Board Member Annual Retainer	$50,000
Board Meeting Fee	$1,750 per meeting
Committee Chair Annual Retainer	$35,000 Audit $15,000 Compensation and Corporate Governance
Committee Member Annual Retainer	$15,000 Audit $10,000 Compensation and Corporate Governance
Committee Meeting Fee	$1,250 per meeting
Annual Restricted Stock Award	$120,000
(1)	Non-employee directors who become directors during the year receive a pro rata portion of these annual retainers. The Company reimburses non-employee directors for travel and lodging expenses incurred in connection with meeting attendance.

The Non-Employee Director Compensation Plan provides that the objective for each non-employee director is, within three years of receiving his or her first restricted stock award under such plan, to beneficially own shares of AFG common stock with a value of at least six times the then-current annual board retainer.

The following table sets forth information regarding compensation earned by, or paid to, the non-employee directors during 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Award ($)(1)	All Other Compensation ($)	Total ($)
Kenneth C. Ambrecht	121,750	120,012	—	241,762
Virginia “Gina” C. Drosos	122,500	120,012	—	242,512
James E. Evans(2)	86,250	120,012	353,379	559,641
Terry S. Jacobs	133,000	120,012	—	253,012
Gregory G. Joseph	135,000	120,012	—	255,012
William W. Verity	126,750	120,012	—	246,762
John I. Von Lehman	114,500	120,012	—	234,512
(1)	Calculated as the compensation cost for financial statement reporting purposes with respect to the annual stock grant under the Non-Employee Director Compensation Plan. See “Security Ownership of Certain Beneficial Owners and Management” on page 21 for detail on beneficial ownership of AFG common stock by directors.
(2)	All Other Compensation consists of consulting fees paid to Mr. Evans under a consulting arrangement entered into between the Company and Mr. Evans in connection with his transition, effective January 1, 2014, from executive officer and employee of the Company to executive consultant.

Corporate Governance

Director Independence

In accordance with NYSE and NASDAQ rules, the Board affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines it has adopted, which guidelines comply with the listing standards set forth by the NYSE and NASDAQ. Where the NYSE and NASDAQ rules on director independence conflicted, the Company’s standards reflected the applicable rule which was more stringent to the director and the Company. Based on these standards, the Board determined for 2014 that each of the following non-employee directors, namely Ms. Drosos and

Messrs. Ambrecht, Jacobs, Joseph, Verity and Von Lehman, is independent and has no relationship with the Company, except as a director and shareholder of the Company.

In reaching its independence determinations for 2014, the Board considered that the Company has acquired vehicles from, and had vehicles serviced by, automobile dealerships affiliated with a company of which Mr. Joseph is an executive and part owner. The amounts involved in these transactions were deemed by AFG’s Board of Directors not to be material.

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Leadership Structure

The Board does not currently have a Chairman. Additionally, the Board does not have a formal policy as to whether the same person may serve as both the principal executive officer of the Company and Chairman. At the present time, the Board does not believe that such a policy is necessary because of its determination that the current Board membership, together with the Company’s management, possess the requisite leadership and industry skills, expertise and experiences to effectively oversee the business and affairs of the Company. Moreover, the Board prefers to retain the flexibility to select the appropriate leadership structure for the Company based upon the existence of various conditions, including, but not limited to, business, financial or other market conditions, affecting the Company at any given time.

The Company has two principal executive officers: Carl H. Lindner III and S. Craig Lindner, each of whom serves as a Co-Chief Executive Officer, Co-President and a director of the Company. Carl H. Lindner III also serves as Chairman of Great American Insurance Company and is primarily responsible for AFG’s property and casualty insurance operations and investor relations. S. Craig Lindner also serves as President of Great American Financial Resources, Inc. and is primarily responsible for AFG’s annuity operations and investments. While each Co-CEO functions within a clearly defined role with respect to the day-to-day operations of the Company, both Co-CEOs work closely with one another and are significantly involved in all aspects of Company management so that either could succeed the other in the event such a need arose.

The Board of Directors believes that the Company’s leadership structure aids in succession planning and provides the Company with significant executive depth and leadership experience. The Board has determined that the Company’s leadership structure is currently the most appropriate for the Company. To the extent it deems necessary, the Board intends to review the leadership structure of the Company from time to time and in the event of any potential change in the persons serving as executive officers, although no potential change is contemplated at this time.

Risk Oversight

The Company believes a role of management, including the named executive officers, is to identify and manage risks confronting the Company. The Board of Directors plays an integral part in the Company’s risk oversight, particularly in reviewing the processes used by management to identify and report risk, and also in monitoring corporate actions so as to minimize inappropriate levels of risk.

The Company’s current Enterprise Risk Management (ERM) process was initially formalized in 2009. The process is overseen by a risk officer with the input of senior leaders representing significant areas from throughout the organization including operational, financial, accounting and information technology.

The risk officer annually, following interviews with the Co-CEOs and senior management, reviews the top organizational risks and determines whether to add any new significant risks or to prioritize any identified risks. The risk officer, through regular meetings with senior leaders of the Company, monitors these risks, as well as any other significant risks that may arise during the year, and provides an ERM report to the Audit Committee on a quarterly basis.

The Company’s leadership structure and overall corporate governance framework is designed to aid the Board in its oversight of management responsibility for risk. The Audit Committee serves a key risk oversight function in carrying out its review of the Company’s financial reporting and internal reporting processes, as required by the Sarbanes-Oxley Act of 2002. Inherently, part of this review involves an evaluation of whether our financial reporting and internal reporting systems are adequately reporting the Company’s exposure to certain risks. In connection with this evaluation, the Audit Committee has, from time to time, considered whether any changes to these processes are necessary or desirable. While it has concluded that no such changes are warranted at this time, the Audit Committee will continue to monitor the Company’s financial reporting and internal reporting processes. In addition, pursuant to its charter, the Audit Committee is responsible for discussing with management the guidelines and policies related to enterprise risk assessment and risk management.

As more fully described under “Compensation Discussion and Analysis” in this proxy statement, the Compensation Committee takes an active role in overseeing risks relating to AFG’s executive compensation programs, plans and practices. Specifically, the Compensation Committee reviews the risk profile of the components of the executive compensation program, including the performance objectives and target levels used in connection with incentive awards, and considers the risks an executive officer might be incentivized to take with respect to such components with special attention given to establishing a mix among these components that does not encourage excessive risk taking.

The Corporate Governance Committee contributes to the Company’s risk oversight process by reviewing the Company’s Corporate Governance Guidelines and Board committee charters at least annually to ensure that they continue to comply with any applicable laws, regulations, and stock exchange or other listing standards, as each are subject to change from time to time. The Corporate Governance Committee also oversees the director nomination process, the overall Board reporting structure and the operations of the individual committees.

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Code of Ethics, Code of Conduct and Corporate Governance Principles

The Company has adopted a Code of Ethics applicable to all employees. The Company has also adopted Corporate Governance Guidelines. The Code and Guidelines are available on the Company’s website at www.AFGinc.com, under “Company.” A printed copy of the Code and Guidelines may be obtained by shareholders upon written request to the Corporate Secretary at the address set forth under “2015 Proxy Statement — Summary — Company Communications.” We intend to satisfy any disclosure requirements regarding any amendments to, or waivers from, provisions of the Code by posting such information on our website as promptly as practicable, as may be required by applicable SEC and NYSE rules.

Director Education

The Corporate Governance Committee facilitates participation by directors in continuing education programs, including accredited director education programs and structured internal programs presented by management.

Executive Sessions

NYSE and NASDAQ rules require independent directors to meet regularly in executive sessions. Four of these sessions were held during 2014. The independent director presiding over each session rotates.

Communications with Directors

The Board of Directors has adopted procedures for shareholders to send written communications to the Board as a group. Communications must be clearly addressed either to the Board of Directors, a committee of the Board or any or all of the independent directors, and sent to either of the persons listed under “2015 Proxy Statement — Summary — Company Communications”, who will forward any communications except for spam, junk mail, mass mailings, resumes, job inquiries, surveys, business solicitations or advertisements, or patently offensive, hostile, threatening or otherwise unsuitable or inappropriate material.

Compensation Committee Interlocks and Insider Participation

No member of AFG’s Compensation Committee was at any time during 2014 or at any other time an officer or employee of the Company, and none had any relationship with the Company requiring disclosure as a related-person transaction. None of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity that has, or had during any time during 2014, an executive officer who served as a member of our board of directors or our Compensation Committee. as an executive officer of which served on our Compensation Committee.

Review, Approval or Ratification of Transactions with Related Persons

Stock exchange rules require the Company to conduct an appropriate review of all related party transactions (including those required to be disclosed by the Company pursuant to SEC Regulation S-K Item 404) for potential conflict of interest situations on an ongoing basis and that all such transactions must be approved by the Audit Committee or another committee comprised of independent directors. As a result, our Audit Committee Charter provides that the Audit Committee review and approve all related party transactions involving directors, executive officers and significant shareholders of the Company. In considering the transaction, the Committee may consider all relevant factors, including as applicable: the Company’s business rationale for entering into the transaction; the alternatives to entering into a related person transaction; whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and the overall fairness of the transaction to the Company.

While the Company adheres to this policy for potential related person transactions, the policy is not in written form (other than as a part of listing agreements with stock exchanges). However, approval of such related person transactions is evidenced by Audit Committee resolutions in accordance with our practice of approving transactions in this manner.

Other than as follows, there were no such transactions in 2014 requiring disclosure under applicable rules. Subsidiaries of the Company employed a son of one of the Co-CEOs and a son-in-law of the other Co-CEO in executive positions during 2014, and the individuals received salary and bonus of $271,000 and $290,000 during 2014. Each individual also participates in employee benefit plans, including equity incentive plans, commensurate with his position and tenure with the Company.

A brother-in-law of S. Craig Lindner is a Senior Vice President with Raymond James Financial, Inc. During 2014, Raymond James received approximately $108,000 in commissions for equity transactions made by the Company and its subsidiaries, and the Company traded approximately $160 million par amount of debt securities through Raymond James.

In December 2014, the Company invested $10 million as part of a $30 million private placement of preferred stock by Assurex Health, Inc., which investment amounts to less than 4% of the outstanding equity of Assurex Health on a fully-diluted basis. Virginia “Gina” C. Drosos, a director of the Company, serves as Chief Executive Officer and

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President of Assurex Health. Other executive officers and directors are also investors in the company, with each such person owning less than 1% of the equity of Assurex Health on a fully-diluted basis.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires AFG’s executive officers, directors and persons who own more than ten percent of AFG’s common stock to file reports of ownership with the SEC and to furnish AFG with copies of these reports. Like many companies, AFG assists its directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based on the Company’s involvement in the preparation and review of these reports, the Company believes that all filing requirements were met in 2014.

Pre-Approval of Services Provided by the Independent Registered Public Accounting Firm

The Audit Committee has adopted policies that require its pre-approval for any audit and non-audit services to be provided to AFG by Ernst & Young LLP. The Audit Committee delegated authority to the Committee Chairman to pre-approve certain non-audit services which arise between meetings of the Audit Committee. Pursuant to these procedures and delegation of authority, the Audit Committee was informed of and pre-approved all of the audit and other services described above. No services were provided with respect to the de minimis waiver process provided by rules of the SEC.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of shares of common stock by each of the Company’s directors, board nominees and the named executive officers and by all directors and named executive officers of the Company as a group. The table also includes those who are known by the Company to own beneficially more than 5% of the issued and outstanding shares of common stock. Except as otherwise provided below, information in the table is as of February 28, 2015 and, to the Company’s knowledge all shares of common stock are beneficially owned, and investment and voting power is held solely by the persons named as owners. The addresses of Carl H. Lindner III, S. Craig Lindner and Edyth B. Lindner are 301 East Fourth Street, Cincinnati, Ohio, 45202.

Common Stock Ownership	Beneficial Ownership Amount(1)	Percent of Class (* means less than 1%)
Carl H. Lindner III(2)	8,375,336	9.5%
S. Craig Lindner(3)	6,155,307	7.0%
Kenneth C. Ambrecht	28.649	*
John B. Berding(4)	281,957	*
Joseph E. (Jeff) Consolino	126,484	*
Virginia “Gina” C. Drosos	4,278	*
James E. Evans	330,532	*
Terry S. Jacobs	100	*
Gregory G. Joseph(5)	95,525	*
William W. Verity	9,390	*
John I. Von Lehman	10,388	*
Michelle A. Gillis	45,393	*
Vito C. Peraino	180,761	*
All Directors, Nominees and Named Executive Officers as a group (13 persons)(6)	13,278,404	15.0%
Security Ownership of 5% Beneficial Owners
Edyth B. Lindner(7)	5,995,909	6.8%
BlackRock, Inc.(8)	5,160,123	5.9%
(1)	Includes the following numbers of shares that may be acquired within 60 days of February 28, 2015 through the exercise of options held by such person: Carl H. Lindner III — 262,500; S. Craig Lindner — 262,500; John B. Berding — 215,340; Joseph E. (Jeff) Consolino — 15,000; James E. Evans — 188,589; Michelle A. Gillis — 34,300 and Vito C. Peraino — 96,350. Shares owned also include the following numbers of shares owned through a Company retirement plan: 30,051 shares by Mr. S. Craig Lindner; 1,237 by John B. Berding; and 31,380 by all directors and executive officers as a group. Shares owned do not include 9,479 shares and 1,000 shares, respectively, owned as of February 28, 2015 of common stock of National Interstate Corporation, a subsidiary of the Company, by Mr. Consolino and Mr. Peraino. For each of Mr. Berding and Mr. Evans, shares owned excludes shares held in the RASP, for which each serves on the Administrative Plan Committee, other than those shares allocated to his personal RASP account.
(2)	Includes 4,098,805 shares held in his trust over which he holds voting and dispositive power; 37,443 shares held by a trust over which his spouse has voting and dispositive power; 209,257 shares held in two trusts over which his spouse has dispositive power; 1,584 shares in trust by one of his children; 1,348,500 shares held in a limited liability company over which shares he holds dispositive power; 2,338,000 shares owned by a limited liability company and 27,839 shares held in a trust over which he shares voting and dispositive power with S. Craig Lindner; and 51,408 shares held in a charitable foundation over which he shares voting and dispositive power with his spouse.
(3)	Includes 2,935,876 shares held in his trust over which he has voting and dispositive power; 112,704 shares held by a trust over which his spouse has voting and dispositive power; 2,338,000 shares owned by a limited liability company and 27,839 shares held in a trust over which he shares voting and dispositive power with Carl H. Lindner III; 350,404 shares held by a charitable foundation over which he shares voting and dispositive power with Edyth B. Lindner; and 97,933 shares held by a charitable foundation over which he shares voting and dispositive power with his spouse.
(4)	Shares of common stock include 233 shares held by a family trust.
(5)	Includes 63,423 shares held by companies in which he is a shareholder and for which he serves as an executive officer or director and 3,000 shares held by a family partnership in which he holds a 25% interest.

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(6)	Shares held by all directors, nominees and executive officers as a group include shares over which Carl H. Lindner III and S. Craig Lindner share voting and dispositive power only once.
(7)	Includes 5,645,505 shares held in her trust over which she has voting and dispositive power. Also includes 350,404 shares held in a charitable foundation over which she shares voting and dispositive power with S. Craig Lindner.
(8)	Based solely on information contained in a Schedule 13G filed with the SEC on February 6, 2015 by BlackRock, Inc. The Schedule 13G indicates that BlackRock, Inc. has sole voting power with respect to 4,534,969 shares and sole dispositive power with respect to 5,160,123 shares.

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Compensation Discussion and Analysis

Named Executive Officers

In this section, we describe the material components of our executive compensation program for our named executive officers whose compensation is displayed in the 2014 Summary Compensation Table and the other compensation tables contained in this proxy statement. We also provide an overview of our executive compensation philosophy and we explain how and why the Compensation Committee arrives at specific compensation policies and decisions.

Our 2014 named executive officers are our Co-Chief Executive Officers (“Co-CEOs”), principal financial officer and the three other most highly compensated executive officers employed at the end of 2014. These persons include:

Carl H. Lindner III
Co-Chief Executive Officer and Co-President (Co-Principal Executive Officer)

S. Craig Lindner
Co-Chief Executive Officer and Co-President (Co-Principal Executive Officer)

Joseph E. (Jeff) Consolino
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

John B. Berding
President of American Money Management

Michelle A. Gillis
Senior Vice President and Chief Administrative Officer

Vito C. Peraino
Senior Vice President and General Counsel

Corporate Policy Highlights

Stock Ownership Guidelines:

•	Co-CEOs — Five times base salary
•	Other named executive officers and senior executives of the Company and its subsidiaries (approximately 40 persons) — One times base salary

Pledging of Shares — Limited pledges permitted; no named executive officers or directors have pledged shares
Hedging of Shares — Prohibited

Senior Executive Equity Bonus Plan — Added a second metric to comprise 50% of bonus amount beginning with 2014 awards

Overview of Compensation Program

The Compensation Committee of the Board of Directors has responsibility for reviewing and approving the compensation paid to the Company’s Co-CEOs, reviewing the compensation of the other Company senior executive officers and overseeing the executive compensation policies of the Company. The Compensation Committee ensures that the total compensation paid to the named executive officers is fair, reasonable and competitive.

Compensation Philosophy and Objectives; Pay for Performance

AFG’s philosophy regarding executive compensation programs focuses on the balance of attracting, motivating, retaining and rewarding executives with a compensation package competitive among its peers, and maximizing shareholder value by designing and implementing programs that tie compensation earned to the performance of the Company. The Company’s executive compensation programs are designed to link pay to the long-term performance of the Company, with an emphasis on long-term performance versus the Compensation Peer Group (as defined below), and aligning executive pay with shareholder interests.

Guided by principles that reinforce the Company’s pay-for-performance philosophy for the past several years, named executive officer compensation has included base salary and eligibility for annual cash bonuses and long-term incentives such as stock options, restricted stock and stock awards and other compensation, including certain

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perquisites. A significant portion of each senior executive officer’s compensation is dependent upon the Company achieving business and financial goals and the executive achieving individual performance objectives.

At our 2014 annual meeting, AFG held an advisory vote on the compensation of its named executive officers, commonly referred to as a Say-on-Pay vote. Our shareholders approved the compensation of our named executive officers, with over 84% of votes cast in favor of our 2014 Say-on-Pay resolution.

The Compensation Committee during 2014 considered the vote on our Say-on-Pay resolution. The Compensation Committee evaluated the Company’s 2013 performance as outstanding and, consistent with the pay-for-performance philosophy, the Co-CEOs and other named executive officers were rewarded, largely in the form of annual cash bonuses based on Company performance.

Establishing Compensation Levels

As in prior years, compensation levels for the Co-CEOs were based primarily upon the Compensation Committee’s assessment of their leadership performance and potential to enhance long-term shareholder value. The Compensation Committee relies upon a combination of judgment and guidelines in determining the amount and mix of compensation elements for the Co-CEOs. The compensation levels for the other named executive officers are similarly determined by the Co-CEOs, and reviewed by the Compensation Committee, again based primarily upon the assessment of each named executive officer’s leadership performance and potential to enhance long-term shareholder value.

Key factors affecting the Compensation Committee’s judgment with respect to the Co-CEOs include the nature and scope of their responsibilities and their effectiveness in leading initiatives to effectively manage capital and increase shareholder value, productivity, profitability and growth.

The Compensation Committee and the Co-CEOs analyze peer group and industry pay rates at least annually using relevant published survey sources available. In addition, the Compensation Committee and Co-CEOs annually review detailed data compiled, at the direction of the Compensation Committee, on the compensation levels and performances of a comparison group of publicly-held insurance companies (collectively, the “Compensation Peer Group”) in reviewing the appropriateness and competitiveness of the Company’s compensation programs.

The Compensation Committee believes, however, that the peer review should be simply a point of reference for measurement, not a determinative factor for executive compensation. The purpose of this research and analysis is to complement, not to supplant, the evaluation of the individual performance of the named executive officers that the Compensation Committee considers when making compensation decisions. The Compensation Peer Group, which is periodically reviewed and updated by the Compensation Committee, consisted in 2014 of companies against which the Compensation Committee believes AFG competes for talent and for shareholder investment, and in the marketplace for business. The Compensation Peer Group is identical to the group utilized in 2014. In analyzing market pay levels among the Compensation Peer Group, the Compensation Committee factors into its analysis the large variance in size (both in terms of revenues and market capitalization) among the companies.

The companies comprising the Compensation Peer Group during 2014 were as follows:

ACE Limited
Arch Capital Group Ltd.
The Chubb Corporation
Cincinnati Financial Corporation
CNA Financial Corp.
The Hartford Financial Services Group, Inc.
HCC Insurance Holdings, Inc.
Markel Corporation
RLI Corp.
W. R. Berkley Corporation
XL Group plc

The Compensation Committee determined that the types of compensation paid to the Company’s senior executives (i.e. annual salary, performance bonus, equity incentives, retirement plan contributions and perquisites) are similar to those paid to senior management at companies in the Compensation Peer Group. Although the Company seeks to offer a level of total compensation to our executive officers that is competitive with the compensation paid by companies in the Compensation Peer Group, we do not target or benchmark a particular percentile with respect to our executives’ total pay packages or any individual components thereof. Rather, the Compensation Committee’s consideration of the compensation levels and performances of the companies in the Compensation Peer Group constitutes just one of many of the factors described in this Compensation Discussion and Analysis, and such peer group data is considered generally and not as a substitute for the Compensation Committee’s discharge of its fiduciary duties in making executive officer compensation decisions.

Based upon all these factors, the Compensation Committee believes it is in AFG shareholders’ best long-term interest for the Compensation Committee to ensure that the overall level of compensation, especially the aggregate total of salary, bonus and equity-based awards, is competitive with companies in the Compensation Peer Group. The Compensation Committee continues to believe that the quality, skills and dedication of executive leaders are critical factors affecting the long-term value of the Company. Therefore, the Compensation Committee and the Co-CEOs continue to try to maintain an executive

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compensation program that will attract, motivate, retain and reward the highest level of executive leadership possible and align the interests of AFG’s executives with those of AFG’s shareholders.

The Compensation Committee’s decisions concerning the specific 2014 compensation elements for the Co-CEOs were made within this framework. The Compensation Committee also considered each Co-CEO’s performance and prior-year salary, bonus and other compensation. In all cases, specific decisions involving 2014 compensation were ultimately based upon the Compensation Committee’s judgment about the Co-CEOs’ performance, potential future contributions and about whether each particular payment or award would provide an appropriate incentive and reward for performance that sustains and enhances long-term shareholder value without subjecting the Company to inappropriate or unreasonable risk.

Based on its review, the Compensation Committee found the named executive officers’ total compensation in the aggregate to be reasonable and consistent with the objectives of the Company’s compensation programs.

No Payments Upon Change in Control

The Compensation Committee has also noted that, except for the acceleration of vesting of equity awards under the Company’s shareholder approved equity incentive plans upon a change in control, which acceleration applies to all holders of awards under such plans, no amounts become payable to the named executive officers under severance or change in control arrangements, unlike many of the executive officers of the companies in the Compensation Peer Group.

Tally Sheets

The Compensation Committee reviews a comprehensive tally sheet compiled internally to review all elements of the named executive officers’ compensation. The tally sheets reviewed include all of the information that is reflected in the Summary Compensation Table as well as amounts and descriptions of perquisites not required to be specifically identified by SEC regulations, generally due to the fact that the amount of such items is not deemed material under applicable SEC regulations. The review by the Compensation Committee analyzes how changes in any element of compensation would impact other elements. Such analysis has become an important component in the Compensation Committee’s review of named executive officer compensation as various components, including perquisites, are deemed by the Compensation Committee to be important elements of an executive’s overall compensation. This also allows the Compensation Committee to make compensation decisions and evaluate management recommendations based upon a complete analysis of an executive’s total compensation.

To get a clearer picture of the total amount of compensation paid to the Company’s executive officers, the

Compensation Committee annually reviews all components of the named executive officers’ total compensation package. This review includes salary, bonus, equity and long-term incentive compensation, accumulated realized and unrealized stock option gains, the dollar value to the executive and cost to the Company of all perquisites and other personal benefits, and the contributions to and investment performance under the Company’s retirement plans. At the Compensation Committee’s direction, a tally sheet totaling all the above components was prepared for and reviewed by the Compensation Committee. With regard to perquisites paid to the Co-CEOs, the Compensation Committee noted the annual limitations with respect to personal use of corporate aircraft (120 occupied flight hours each) and the executive insurance program ($300,000) and the fact that, if such limitations are exceeded, reimbursement is made based on the cost to the Company of providing those benefits.

Wealth Accumulation

As part of its analysis and approval of long-term equity incentive compensation available to the named executive officers, the Compensation Committee reviewed information relative to equity wealth accumulation of the named executive officers based on previous awards. The purpose of this analysis was to determine whether prior and proposed awards are likely to be effective for retention and as performance incentives to the named executive officers. The Compensation Committee was mindful of the substantial percentage ownership of the Company’s common stock by the Co-CEOs, and the effect of such ownership in aligning their interests with those of all of our shareholders.

Internal Pay Equity

The Compensation Committee does not apply fixed ratios when conducting an analysis of the relative difference between the Co-CEOs’ compensation and the compensation of the Company’s other senior executives. However, the Compensation Committee believes that the Company’s internal pay equity structure is appropriate based upon the contributions to the success of the Company and as a means of motivation to other executives and employees.

Outside Consultants

The Compensation Committee has the sole authority to retain and from time to time has considered the use of outside consultants to assist in evaluating the Company’s executive compensation programs and practices. While the Compensation Committee did not formally engage such a compensation consultant during 2014, it has obtained and considered studies and reports containing comparative market and industry-wide data, which were generated by professional compensation research firms. The Company has also surveyed publicly available compensation data. As

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a result, the Compensation Committee believes that it has the necessary resources available to survey the compensation practices of the Company’s Compensation Peer Group and receive current information regarding the compensation developments in the marketplace.

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to certain named executive officers. An exception to the limitations is provided for “performance-based compensation.” Certain compensation that the Company pays to the named executive officers qualifies as “performance-based compensation” for purposes of Section 162(m) and is, therefore, eligible to be fully deducted by the Company for federal income tax purposes. Examples of compensation paid to named executive officers not qualifying as “performance based compensation” and thus subject to the deduction limits of Section 162(m) include the Performance Component under the Annual Senior Executive Bonus Plan for certain named executive officers, which is qualitative in nature, and awards of restricted shares that have vesting based only on continued service.

The Company views preserving tax deductibility as an important objective, but not the sole objective, in establishing executive compensation. Although the Company has compensation plans that are intended to permit the award of deductible compensation under Section 162(m) of the Internal Revenue Code, the

Compensation Committee does not necessarily limit executive compensation to the amount deductible under that provision. Rather, it considers the available alternatives and acts with the intention of preserving the deductibility of compensation to the extent reasonably practicable and consistent with its other compensation objectives, including the attraction and retention of key executives.

While certain awards may be intended to qualify for the “performance-based compensation” exception under Section 162(m), the determination of whether compensation actually qualifies for the exception is complex and is based on the facts and circumstances of each case. Consequently, the Company cannot guarantee that compensation that is intended to qualify for the “performance-based compensation” exception under Section 162(m) will in fact so qualify.

Section 409A

Section 409A of the Internal Revenue Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the law with respect to the timing of deferral elections, timing of payments and certain other matters. In general, it is AFG’s intention to design and administer its compensation and benefits plans and arrangements for all of its employees so that they are either exempt from, or satisfy the requirements of, Section 409A.

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Compensation Components

For the fiscal year ended December 31, 2014, the principal components of compensation for named executive officers were:

•	base salary;
•	annual performance-based cash bonuses;
•	long-term equity compensation;
•	retirement and deferred compensation benefits; and
•	perquisites and other personal benefits.

Each of these components plays a different strategic role in our compensation program:

Compensation Element	Strategic Role in Compensation
Base salary is determined based on position, scope of responsibilities, experience, tenure, qualifications and competitive data.	• Provides a fixed level of compensation for services rendered during the year. • Attracts and retains executive talent.
Annual cash incentive awards are variable awards payable in large part based on Company performance and results established by the Compensation Committee.

•

Provides focus on annual performance goals that are linked to Company success and shareholder value.

•

Motivates and rewards named executive officers to achieve strong annual business results that will contribute to the Company’s long-term success without creating an incentive to take excessive risk.

Long-term incentive awards granted annually, including stock options and restricted stock awards.

•

Ensures that the named executive officers have a significant continuing interest in the long-term financial success of the Company.

•

Aligns the interests of the named executive officers with Company shareholders.

•

Encourages decisions and rewards performance that contributes to the long-term Company success.

•

Encourages executive retention.

•

Discourages excessive risk taking.

Long-term equity awards under the Senior Executive Equity Bonus Plan.

•

Encourages focus on growth in book value, a primary driver of shareholder value.

•

Encourages retention through overlapping three-year performance periods after initial one year and two year ramping awards.

•

Long-term focus discourages excessive risk taking.

Retirement benefits which provide competitive retirement benefits that are generally comparable to those provided to all employees.

•

Provides qualified retirement benefits through Company matching of a percentage of contributions in a defined contribution plan.

•

Provides non-qualified contributions where tax law limits amounts.

•

Attracts executive talent.

Deferred compensation elections, which are voluntary and permit deferral of base salary or bonus into our common stock and/or cash at an interest rate determined annually.

•

Permits named executive officers to defer receipt of all or any part of their base salary and/or annual cash bonus.

•

Provides a retention feature through reasonable return potential.

•

Provides an attractive tax planning opportunity designed to attract and retain executives.

Perquisites including health care; life, disability, auto and home insurance; security services; aircraft usage; entertainment; and administrative services.

•

Provides competitive compensation elements designed to attract and retain executive talent.

•

Personal use of Company aircraft enhances security and personal safety as well as enhancing productivity.

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Compensation Risk Analysis

The Compensation Committee has reviewed the risk profile of the components of AFG’s executive compensation programs, including the performance objectives and target and maximum levels used in connection with incentive awards. In addition to analyzing each individual compensation component to discourage excessive risk-taking, we structure our overall compensation program to discourage excessive risk-taking through a balanced use of compensation vehicles and metrics with an overall goal of delivering sustained long-term shareholder value while aligning our executives’ interests with those of our shareholders. Further, our program makes a substantial portion of each named executive officer’s compensation contingent on delivering performance results that benefit our shareholders. The Compensation Committee believes that AFG’s executive compensation programs incentivize the appropriate level of risk-taking behavior by its named executive officers needed to grow the business, while encouraging prudent decision-making that focuses on both short-term and long-term results.

The Compensation Committee continues to monitor and evaluate on an ongoing basis the mix of compensation, especially equity compensation, awarded to the named executive officers, and the extent to which such compensation aligns the interests of the named executive officers with those of AFG’s shareholders. In connection with this practice, the Compensation Committee annually considers and discusses the structure of the Company’s executive compensation program and the relative weighting of various compensation elements.

Compensation Committee Discussions with Co-CEOs

Our Co-CEOs determine the compensation for the named executive officers other than themselves. The Compensation Committee reviews the levels of compensation determined by the Co-CEOs, and annually reviews the performance of the other named executive officers with the Co-CEOs. The Compensation Committee makes recommendations to the Board and the Co-CEOs with respect to general non-CEO compensation, incentive-compensation plans and equity-based plans.

Our Co-CEOs discuss with the Compensation Committee their thoughts on the Company’s performance, their performance, their current and future compensation levels, and the reported compensation of senior executives at the Compensation Peer Group prior to the time that the Compensation Committee takes any action with respect to setting the compensation of the Co-CEOs. The Co-CEOs also make recommendations to the Compensation Committee with respect to the EPS and Company Performance Components of the incentive compensation arrangements applicable to them. Specifically, the Co-CEOs recommended that these components from

AFG’s business plan be considered in connection with 2014 compensation objectives and targets. The Compensation Committee considers this input in connection with its review and approval of corporate goals and objectives relevant to Co-CEO compensation, deliberation of Co-CEO performance in light of those goals and objectives, and determination of Co-CEO compensation levels based on this evaluation.

Base Salary

The Company pays salaries that are designed to attract and retain superior leaders. After reviewing compiled data and materials as discussed above, the Compensation Committee determines annual base salaries for the Co-CEOs that are appropriate, in its subjective judgment, based on each Co-CEO’s responsibilities and performance and input from the Co-CEOs themselves. The Co-CEOs set salaries for the other named executive officers, which are reviewed by the Compensation Committee. The Co-CEOs believe that such salaries are appropriate in light of the levels of responsibility of such officers and their individual contributions to the Company’s success. The base salaries for the Co-CEOs for 2014 remained the same as 2010 – 2013.

Annual Performance-Based Cash Bonuses

Annual performance-based cash bonuses are designed to reward the current year performance of AFG as compared to AFG’s performance in prior years and its current year performance versus other companies in its market segment. The Company believes that the overall performance of AFG is substantially related to the performance of its executives. If earned, cash bonuses are generally paid in the first quarter for the prior year’s performance. Generally, and in 2014, annual performance-based cash bonuses were payable upon achievement of earnings per share goals and performance goals as discussed in detail below.

Annual Senior Executive Bonus Plan-EPS Component

Consistent with prior years, under the Annual Senior Executive Bonus Plan, the Compensation Committee, working with management, developed for 2014 an annual bonus plan providing that a substantial portion of annual compensation is dependent on AFG’s performance. Participants in the Annual Senior Executive Bonus Plan during 2014 include the Co-CEOs and the other named executive officers.

For 2014, for all named executive officers, 50% of the annual cash bonus was payable based on the Company’s 2014 “Operating EPS” which was calculated consistent with prior years. The Operating EPS goals for all named executive officers were identical.

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Operating EPS differs from AFG’s reported net earnings per share (determined in accordance with generally accepted accounting principles) by excluding realized gains and losses in the investment portfolio and certain other items that may not be indicative of AFG’s ongoing core operations. Further, any special charge taken as a result of an internal review of asbestos and environmental reserves is to be considered a non-core item. The Compensation Committee believes that Operating EPS results are a significant indicator of the Company’s annual performance and that because all Company executives, working as a team, contribute to the Operating EPS, a large portion of annual incentive cash compensation should be based on these Company results.

The Operating EPS target for 2014 was established by the Compensation Committee after reviewing the Company’s 2014 business plan prepared by management, approved by the Co-CEOs and reviewed with the Board of Directors. The 2014 target of $4.75 per share represented an increase of 25% over the Operating EPS target for 2013 and an increase of nearly 13% over the Company’s outstanding Operating EPS results of $4.22 for 2013. In increasing the Operating EPS target for 2014 by such a large margin, the Compensation Committee considered primarily the higher anticipated earnings in the Company’s property and casualty insurance operating results. The Compensation Committee determined that achieving the 2014 Operating EPS target would require substantial efforts on behalf of the entire organization, including the named executive officers and other Company senior management, and gave consideration to factors which might impact ongoing earnings, including, but not limited to, competition, market influences, governmental regulation and the Board of Directors’ desire to devote resources to other internal corporate objectives, such as acquisitions or start-ups.

The determination of bonus amounts under the EPS Component were as follows:

Operating EPS	Percentage of Bonus Target to be paid for EPS Component
Less than $4.35	0
$4.75	100%
$5.05 or more	Maximum

For each named executive officer, one hundred percent of the EPS Component was to be paid if Operating EPS were $4.75 per share. If Operating EPS was at least $4.35 but less than $4.75 or above $4.75 but less than $5.05, the EPS Component of the bonus was to be determined by straight-line interpolation. If Operating EPS was $5.05 or more, the maximum amount was to be paid. For the Co-CEOs, the maximum was 175% of the target bonus; for Mr. Consolino and Mr. Berding, the maximum amount was 150% of the target bonus and for the other named executive officers, the maximum amount was 125% of the target bonus.

Name	EPS Component Target Bonus
Carl H. Lindner III	$650,000
S. Craig Lindner	$650,000
Joseph E. (Jeff) Consolino	$500,000
John B. Berding	$500,000
Michelle A. Gillis	$100,000
Vito C. Peraino	$275,000

For 2014, AFG reported Operating EPS of $4.82. As a result, the Compensation Committee authorized the payment of bonuses for 2014 as follows under the EPS Component: $763,750 (117.5% of the $650,000 bonus target) to each Co-CEO; $558,350 (111.67% of bonus target) to each of Mr. Consolino and Mr. Berding; $105,830 and $291,033, respectively, (105.83% of bonus target) to Ms. Gillis and Mr. Peraino.

Annual Senior Executive Bonus Plan-Performance Component

As discussed in more detail below, for the Co-CEOs, Mr. Consolino and Mr. Berding, the remaining 50% of the annual bonus was based on Company Performance Components, and for Ms. Gillis and Mr. Peraino, 50% of the annual bonus was based on the Co-CEO’s subjective Performance Component determinations.

In setting Company Performance Components applicable to the Co-CEOs, Mr. Consolino and Mr. Berding, the Compensation Committee considered AFG’s business plan and budgeted targets.

With respect to the Co-CEOs, as in prior years, the Compensation Committee determined that the quantifiable measurements for each Co-CEO should be identical because the Compensation Committee believes that the Co-CEOs are ultimately jointly responsible for the achievement of such objectives. The Compensation Committee views the roles of the Co-CEOs as collaborative, as opposed to competitive, and thus does not seek to distinguish the performance of one from the other. Rather, the Compensation Committee scrutinized the Co-CEOs’ collective role in AFG’s achievement of EPS targets, developing management personnel, focus on investment portfolio performance and development and implementation of strategic transactions and initiatives to enhance shareholder value.

With respect to Mr. Consolino and Mr. Berding, the Co-CEOs believe that each plays a collaborative role with the Co-CEOs in the achievement of AFG’s business plan and budgeted targets. While most of the applicable performance goals were identical to each, the Co-CEOs determined the weight assigned to certain performance goals based on each executive’s areas of responsibility as described below.

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The following were the performance goals established by the Compensation Committee for 2014:

1.	Grow book value per share (excluding appropriated retained earnings and unrealized gains/losses on fixed maturity securities, non-core asbestos and environmental charges and the cumulative effects of accounting changes and the amount of any dividends and other capital distributions made on AFG common stock) of at least 9.4%.
2.	Achieve core return on equity of at least 10.6%.
3.	Achieve annuity and run-off long-term care and life insurance pre-tax, pre-interest expense operating earnings of $330 million.
4.	Have AFG common stock outperform the S&P 500 Insurance Stock Index.
5.	Maintain debt-to-total capital ratio of less than 22% (calculated consistent with past practice).
6.	Achieve specialty property and casualty calendar year combined ratio of 92.9% or below.
7.	Achieve returns on fixed income portfolio that exceed those of a custom composite benchmark constructed to reflect the Company’s property and casualty and annuity fixed maturity assets during 2014.
8.	Achieve accident year combined ratio of 95.0% or better for the Company’s subsidiary, National Interstate Corporation (“National Interstate”).

For the Co-CEOs, Mr. Consolino and Mr. Berding, no target amount applied to the Company Performance Component. For achievement of none of the performance goals, each would receive no bonus for the component. For the achievement of all performance goals, each could receive a maximum amount as follows:

Name	Company Performance Component Maximum Bonus
Carl H. Lindner III	$1,137,500
S. Craig Lindner	$1,137,500
Joseph E. (Jeff) Consolino	$750,000
John B. Berding	$750,000

After identifying the performance goals, the Compensation Committee determined the applicability and weighting of the goals to the Co-CEOs, Mr. Consolino and Mr. Berding.

Each Co-CEO would receive one-seventh ($162,500) of their maximum bonus for the Company Performance Component ($1,137,500) for the achievement of each of goal nos. 1 – 7. These goals were consistent in type for the goals applicable to the Co-CEOs in recent years and were viewed by the Compensation Committee as significant company-wide goals requiring effort by each Co-CEO.

Mr. Consolino would receive one-seventh ($107,143) of his maximum bonus for the Company Performance Component ($750,000) for the achievement of each of goal nos. 1 – 6 and 8. The Compensation Committee determined that all of the company-wide goals, except with respect to fixed income portfolio performance, were applicable to Mr. Consolino as Chief Financial Officer. In addition, the Compensation Committee concluded that Mr. Consolino’s role as Chairman of the Board of National Interstate, which represents an important strategic component of the Company’s overall operations, merited a performance goal tied to National Interstate results.

Mr. Berding would receive $175,000 for the achievement of goal no. 7 and one-fifth ($115,000) of his remaining maximum bonus for the Company Performance Component ($750,000) for the achievement of each of goals nos. 1-5. The Compensation Committee determined that it was appropriate, in light of Mr. Berding’s position as president of the Company’s investment management organization, to weigh the performance goal relating to fixed income portfolio performance higher than the company-wide goals that the Compensation Committee applied to Mr. Berding.

For 2014, the Compensation Committee certified that the Company satisfied four of the eight goals (nos. 1, 2, 4 and 5) as set forth below:

1.	Book value per share growth of 10.9%.
2.	Core return on equity of 10.7%.
3.	Run-off long-term care and life insurance pre-tax, pre-interest expense operating earnings of $318 million.
4.	AFG common stock performance of 8.7% vs. the S&P 500 Insurance Stock Index performance of 8.3%.
5.	Debt-to-total capital ratio of 15.6%.
6.	Specialty property and casualty calendar year combined ratio of 93.9%.
7.	Fixed income portfolio outperformance.
8.	National Interstate accident year combined ratio of 98.4%.

As of the date of this proxy statement, AFG has preliminarily determined that performance goal no. 7 above has been satisfied, but the data necessary to make a final determination is not currently available in full. No

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amounts have been paid, or will be paid, with respect to goal no. 7 unless and until the Compensation Committee certifies that it has been satisfied.

As a result, each Co-CEO received a bonus of $650,000 (achievement of four of seven goals, with an additional $162,500 payable to each Co-CEO in the event that goal no. 7 is satisfied), Mr. Consolino received a bonus of $428,572 (achievement of four of seven goals) and Mr. Berding received a bonus of $460,000 (achievement of four of five goals, with an additional $175,000 payable in the event that goal no. 7 is satisfied).

For Ms. Gillis and Mr. Peraino, the Performance Component was determined by the Co-CEOs based on the Co-CEOs’ subjective rating of the named executive officers relative to overall performance for 2014. Each of Ms. Gillis and Mr. Peraino were eligible to receive a bonus ranging from 0% to 125% of the target amount allocated to the Performance Component. The target amounts were as follows:

Name	Performance Component Target Bonus
Vito C. Peraino	$275,000
Michelle A. Gillis	$100,000

The determination for Ms. Gillis and Mr. Peraino includes a consideration of all factors deemed relevant, including, but not limited to: operational, qualitative measurements relating to the development and implementation of strategic initiatives and annual objectives; responses to unexpected developments; the development of management personnel; and the impact of any extraordinary transactions involving or affecting the Company and its subsidiaries. The Co-CEOs considered these factors, together with the respective roles of the named executive officers with respect to the consistent improvement in the Company’s operating performance over the past several years, and determined that the named executive officers receive the following: $125,000 to Ms. Gillis (125% of target); and $319,000 to Mr. Peraino (116% of target).

Long-Term Equity Incentive Compensation

The Compensation Committee believes long-term equity incentive compensation encourages management to focus on long-term Company performance and provides an opportunity for executive officers and certain designated key employees to increase their stake in the Company through stock option grants and restricted stock awards that vest over time. The Compensation Committee believes that stock options and stock awards represent an important part of AFG’s performance-based compensation system. The Compensation Committee believes that AFG shareholders’ interests are well served by aligning AFG’s senior executives’ interests with those of its shareholders through the grant of stock options and stock awards. In determining the size of overall annual grants to all employees, the Compensation Committee takes into consideration the dilutive effect to shareholders of the additional shares which may be issued pursuant to stock-based awards as well as the expense to AFG as stock-based awards vest. The Compensation Committee believes that several features present in stock-based awards give recipients substantial incentive to maximize AFG’s long-term success. Specifically, the Compensation Committee believes that, because stock options vest at the rate of 20% per year and restricted stock awards “cliff” vests in four years, these awards promote executive retention due to the potential for forfeiture of options and restricted stock that have not fully vested upon departure from AFG.

Consistent with past practice, in February 2014, the Compensation Committee determined to award a portion of the long-term equity incentive compensation of several key executives, including each named executive officer, in restricted stock awards. The restricted stock awards vest in four years, or sooner upon the death or permanent disability of the recipient. The recipients are entitled to receive dividends on and vote the shares during the restriction period.

Equity award levels are determined based on award amounts for participants from previous years, market and peer company data, fair value of option grants, expense to AFG, the relative benefits to participants of such expense and the overall compensation level of such participants. Equity grants vary among participants based on their positions within the Company, and AFG believes that the consideration of these factors results in reasonable grant levels to its named executive officers and other employees. Options and restricted shares granted to the named executive officers are set forth in the Grants of Plan-Based Awards Table on page 37 of this proxy statement.

Equity awards are generally granted at a regularly-scheduled Compensation Committee meeting in February after AFG issues a press release announcing results of the recently ended fiscal year.

Senior Executive Equity Bonus Plan

Under the Senior Executive Equity Bonus Plan, the Company may grant bonus awards in the form of shares of AFG common stock to the Co-CEOs and other senior executive officers of the Company and its subsidiaries, including the named executive officers, based upon the achievement of the performance goals set forth annually by the Compensation Committee. The Compensation Committee believes that payment in shares further aligns the interests of the participants with those of all shareholders.

For awards granted through 2013 (payable for the three year period 2013 – 2015), including those payable for 2014 (for the three year period 2012 – 2014), the Compensation Committee determined to utilize one performance criterion — book value per share growth over

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a specified period versus the book value per share growth over the same period of the group of companies set forth below (the “plan companies”). The book value per share comparisons, for the Company and each plan company, negate the effects of accounting changes, accumulated other comprehensive income and the impact of dividends and other capital distributions made on common shares. The Compensation Committee determined to adjust book value per share for the Company and the plan companies because it determined that failing to adjust for accounting changes could result in artificially inflating or decreasing book value per share and failing to adjust for other comprehensive income and the impact of distributions could influence Company decisions, like, for example, the timing and amount of dividends to be paid, in a manner not consistent with a goal of continuing to increase shareholder value.

For awards granted in 2014 (payable for the three year period 2014 – 2016), the Compensation Committee modified awards by retaining the book value per share growth criterion but providing that one-half of the senior executive’s bonus amount would be based on book value per share growth. The remaining one-half of the bonus amount is based on annual return on equity growth defined as the percentage equal to the Company’s core operating earnings divided by the Company’s shareholders equity (excluding appropriated retained earnings and accumulated other comprehensive income). The applicable percentage would be the average return on equity for each of the three years in the performance period. For awards granted in 2014, if the return on equity percentage equals or exceeds 12%, the participant would receive 100% of the bonus amount attributed to this metric. If the return on equity percentage equals or is less than 9%, the participant would receive no bonus amount attributed to this metric. For a return on equity greater than 9% but less than 12%, the bonus amount will be calculated by applying straight line interpolation rounded to the nearest whole dollar amount.

The group of companies utilized for purposes of determining satisfaction of the book value per share criterion was designed to approximate the Company’s business mix of property and casualty insurance and annuities.

The Compensation Committee currently intends that awards under the Senior Executive Equity Bonus Plan reward multi-year Company performance and has adopted rolling three-year performance periods. In order to retain a performance equity compensation component for participants in the two years preceding the end of the initial three-year performance period, the Committee has, to date, approved performance goals based on one year and two year performance in addition to three year performance. After the initial grants to each participant, annual grants have been based on three year performance.

The participants under the Equity Bonus Plan for awards payable for 2014 were the Co-CEOs, Mr. Berding and Mr. Consolino. The maximum amount payable to each Co-CEO was $5,000,000, and the maximum amount payable to each of Mr. Berding and Mr. Consolino was $1,500,000. For the Co-CEOs, the amount payable was determined as follows. If the Company’s growth from January 1, 2012 to December 31, 2014 in book value per share exceeded that of all of the other plan companies, then each Co-CEO would receive the maximum of $5,000,000. For Mr. Consolino and Mr. Berding, if the Company’s growth from January 1, 2013 to December 31, 2014 in book value per share exceeded that of all of the other plan companies, then each would receive the maximum of $1,500,000. Mr. Consolino and Mr. Berding began participating in this plan for 2013, and awards for 2013 were based on a performance period of one year while the awards for 2014 were based on a performance period of two years. Beginning with awards in 2015, each of Mr. Consolino and Mr. Berding will, like the Co-CEOs, receive awards based on a three year performance period.

For all participants, if the Company’s growth in book value per share placed it in the fourth (lowest) quartile of the plan companies, no bonus would be payable to any participant. If the Company’s growth in book value per share exceeded the fourth (lowest) quartile of the plan companies but did not exceed that of all plan companies, each participant would be entitled to a bonus amount calculated by applying straight line interpolation rounded to the nearest whole dollar amount for growth in book value per share between 0% (for being in the fourth (lowest) quartile of plan companies) and 100% (for growth in book value per share exceeding that of all other plan companies).

The Company’s growth in book value per share for the period from January 1, 2012 through December 31, 2014 placed it tenth in comparison to the plan companies. As a result, each Co-CEO received a bonus of $2,631,579 for 2014, payable (after taxes withheld) through the issuance of 22,069 shares of AFG common stock.

The Company’s growth in book value per share for the period from January 1, 2013 through December 31, 2014 placed it twelfth in comparison to the plan companies. As a result, each of Mr. Consolino and Mr. Berding received a bonus of $631,579 for 2014, payable (after taxes withheld) through the issuance of 5,297 shares of AFG common stock.

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The plan companies under the Senior Executive Equity Bonus Plan include:

Ace Limited
Alleghany Corp.
American Equity Investment Life Holding Co.
American National Insurance Co.
Arch Capital Group Ltd.
Argo Group International Holdings, Ltd.
Baldwin & Lyons Inc.
The Chubb Corporation
Cincinnati Financial Corp.
CNA Financial Corporation
CNO Financial Group, Inc.
Hanover Insurance Group, Inc.
The Hartford Financial Services Group, Inc.

HCC Insurance Holdings, Inc.
Horace Mann Educators Corp.
Lincoln National Corp.
Markel Corporation
Metlife, Inc.
National Western Life Insurance Co.
Protective Life Corp.
RLI Corp.
Symetra Financial Corporation(1)
Travelers Companies, Inc.
W.R. Berkley Corporation
XL Group plc

(1)	Included for awards made to all participants beginning in 2013, including awards payable to Mr. Consolino and Mr. Berding for 2014. Replaced a company that had been included in prior years but was subsequently acquired.

Recovery of Prior Awards

Other than as specifically provided with regard to awards paid under the Senior Executive Equity Bonus Plan and the Annual Senior Executive Bonus Plan, AFG does not have a policy with respect to adjustment or recovery of awards or payments if relevant company performance measures upon which previous awards were based are restated or otherwise adjusted in a manner that would reduce the size of such award or payment. Under those circumstances, we expect that the Compensation Committee and the Board would evaluate whether compensation adjustments were appropriate based upon the facts and circumstances surrounding the applicable restatement or adjustment. Nevertheless, the Company is subject to the provisions of Section 304 of the Sarbanes-Oxley Act, with its recoupment requirements. In addition, each of the Senior Executive Equity Bonus Plan and the Annual Senior Executive Bonus Plan contain specific provisions regarding recovery of awards in the event of restatement of materially inaccurate financial results.

Retirement and Other Related Benefits

The Company provides retirement benefits to named executive officers through a combination of qualified (under the Internal Revenue Code) and nonqualified plans. AFG provides retirement benefits to qualified employees through the 401(k) Retirement and Savings Plan (“RASP”), a defined contribution plan. AFG makes discretionary contributions to the retirement fund portion of the plan and matches a percentage of employee contributions to the savings fund. The amount of such contributions and matching payments are based on a percentage of the employee’s salary up to certain thresholds. AFG also makes available to certain employees benefits in its Nonqualified Auxiliary RASP (“Auxiliary RASP”). The purpose of the

Auxiliary RASP is to enable employees whose contributions in the retirement contribution portion of the 401(k) RASP are limited by IRS regulations to have an additional benefit to the 401(k) RASP.

The Company also maintains a Deferred Compensation Plan pursuant to which certain employees of AFG and its subsidiaries (currently those paid $110,000 or more annually) may defer up to 80% of their annual salary and/or bonus. For 2014, participants could elect to have the value of deferrals earn a fixed rate of interest, set annually by the Board of Directors (2.0% in 2014); fluctuate based on the market value of AFG common stock, as adjusted to reflect stock splits, distributions, dividends; or earn interest as determined by one or more publicly traded mutual funds. A deferral term of either a fixed number of years or upon termination of employment must be elected at the time of deferral. Under the plan, no federal or state income taxes are paid on deferred compensation. Rather, such taxes will be due upon receipt at the end of the deferral period. The Nonqualified Deferred Compensation Table on page 39 of this proxy statement discloses 2014 compensation earned by the named executive officers in connection with the Deferred Compensation Plan.

Perquisites and Other Personal Benefits

Perquisites, such as insurance coverage, security services, certain entertainment expenses, administrative staff attending to occasional personal matters, and the personal use of corporate aircraft, are made available to AFG’s executive officers. These benefits and the estimated costs to the Company of such benefits are included in the All Other Compensation table below on page 39. The Compensation Committee and the Co-CEOs have limited the benefit attributable to the Co-CEOs’ personal use of corporate aircraft and insurance coverage. See “Tally Sheet” discussion above. The Company does not provide tax gross-up payments to named executive officers for any perquisites.

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During 2014, as in prior years, the Company operated corporate aircraft used for the business travel of senior management of the Company and its subsidiaries. The Board has encouraged the use of corporate aircraft for the travel needs of the Company’s Co-CEOs, including personal travel, in order to minimize and more efficiently utilize their travel time, protect the confidentiality of their travel and the Company’s business, and enhance their personal security. Notwithstanding, the Compensation Committee and the Co-CEOs jointly acknowledge that such aircraft use is a personal benefit, and as such, the Compensation Committee considers the cost to the Company of such use to be an element of the total compensation paid to these individuals.

The Compensation Committee believes these perquisites to be reasonable, particularly as a part of total executive compensation, comparable with plan companies and consistent with the Company’s overall executive compensation programs.

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Executive Compensation

Summary Compensation Table

The following table summarizes the aggregate compensation paid to or earned by the named executive officers for each of the last three years. Such compensation includes amounts paid by AFG and its subsidiaries and certain affiliates for the years indicated. Amounts shown relate to the year indicated, regardless of when paid. AFG has no employment agreements with the named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Carl H. Lindner III Co-Chief Executive Officer and Co-President (Co-Principal Executive Officer)	2014	1,150,000	—	3,383,360	732,500	1,576,250	955,779	7,797,889
	2013	1,150,000	—	4,695,538	755,110	2,112,500	943,693	9,656,841
	2012	1,150,000	—	4,858,396	651,320	817,700	921,842	8,399,258
S. Craig Lindner Co-Chief Executive Officer and Co-President (Co-Principal Executive Officer)	2014	1,150,000	—	3,383,360	732,500	1,576,250	899,131	7,741,241
	2013	1,150,000	—	4,695,538	755,110	2,112,500	961,595	9,674,743
	2012	1,150,000	—	4,858,396	651,320	817,700	928,835	8,406,251
Joseph E. (Jeff) Consolino Executive Vice President and Chief Financial Officer (Principal Financial Officer)	2014	817,307	—	1,007,469	366,250	986,922	79,148	3,257,097
	2013	676,293	—	5,998,731	377,555	1,500,000	83,666	8,636,875
John B. Berding President of American Money Management	2014	800,000	—	1,082,535	439,500	1,193,350	74,773	3,590,158
	2013	800,000	1,300,000	1,080,481	453,066	—	80,375	3,713,922
	2012	780,000	1,031,250	388,722	390,792	—	78,844	2,669,608
Michelle A. Gillis Senior Vice President and Chief Administrative Officer	2014	293,284	—	150,695	146,500	230,830	30,843	852,152
Vito C. Peraino Senior Vice President and General Counsel	2014	535,960	—	300,825	293,000	610,033	60,987	1,800,805
	2013	521,538	—	299,268	302,044	879,360	64,789	2,066,999
(1)	For Mr. Consolino, the amount set forth under the column, “Salary” for 2013 represents the portion of Mr. Consolino’s annual base salary of $800,000 paid in 2013. Amounts shown are not reduced to reflect the named executive officers’ elections, if any, to defer receipt of salary into the Deferred Compensation Plan.
(2)	Amount represents the dollar amount which will be expensed for financial statement reporting purposes over the vesting period of the award for compensation expense incurred by the Company in connection with discretionary restricted stock awards made by the Compensation Committee under the 2005 Stock Incentive Plan and, with respect to the Co-CEOs for 2012-2014 and for Mr. Consolino and Mr. Berding for 2013-2014, bonuses under the Senior Executive Equity Bonus Plan in the form of AFG common stock (as further described in the Compensation Discussion and Analysis section beginning on page 23 of this proxy statement) in each fiscal year in accordance with FASB ASC 718 (Compensation — Stock Compensation), rather than an amount paid to or realized.
(3)	Amount represents the grant date fair value which will be expensed for financial statement reporting purposes over the vesting period of the options in accordance with ASC 718, rather than an amount paid to or realized by the named executive officer. There can be no assurance that the amounts recognized in accordance with ASC 718 will ever be realized.
(4)	These bonus payments were made pursuant to a performance-based annual bonus plan and, therefore, do not appear in the bonus column. Amount represents payment for performance in the year indicated, whenever paid, under the Senior Executive Annual Bonus Plan as further described in the Compensation Discussion and Analysis section beginning on page 23 of this proxy statement. For Mr. Lindner, Mr. Lindner and Mr. Berding, amounts include $162,500, $162,500 and $175,000, respectively, which, as discussed in such section, has not been paid, and will not be paid unless and until the correlated performance goal has been certified as satisfied.

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(5)	See All Other Compensation chart below for amounts, which include perquisites, Company or subsidiary contributions or allocations under the defined contribution retirement plans and employee savings plan in which the named executive officers participate (and related accruals for their benefit under the Company’s benefit equalization plan which generally makes up certain reductions caused by Internal Revenue Code limitations in the Company’s contributions to certain of the Company’s retirement plans) and Company paid group life insurance.

All Other Compensation — 2014

Item	C.H. Lindner III	S.C. Lindner	J. E. Consolino	J.B. Berding	M.A. Gillis	V.C. Peraino
Group life insurance	7,524	4,902	1,710	2,622	966	4,902
Insurance (Auto/Home Executive Insurance Program)	300,000	289,285	18,236	24,260	5,885	8,134
Aircraft Usage	513,359	450,122	43,713	—	—	—
Annual RASP Contribution(3)	11,700	11,700	7,800	11,700	11,700	11,700
Annual Auxiliary RASP Contribution	29,800	29,800	—	29,800	6,533	29,800
Other(4)	93,396	113,322	7,689	6,391	5,759	6,451
Totals	955,779	899,131	79,148	74,773	30,843	60,987
(1)	The Board of Directors has encouraged the Company’s Co-CEOs to use corporate aircraft for all travel whenever practicable for productivity, security and confidentiality reasons. On certain occasions, an executive’s spouse, other family members or guests may fly on the corporate aircraft. The value of the use of corporate aircraft is calculated based on the aggregate incremental cost to the Company, including fuel costs, trip-related maintenance, universal weather-monitoring costs, on-board catering, landing/ramp fees and other miscellaneous variable costs. Fixed costs which do not change based on usage, such as pilot salaries, the amortized costs of the company aircraft, and the cost of maintenance not related to trips, are excluded. Amounts for personal use of company aircraft are included in the table. The amounts reported utilize a different valuation methodology than used for income tax purposes, where the cost of the personal use of corporate aircraft has been calculated using the Standard Industry Fare Level (SIFL) tables found in the tax regulations.
(2)	Amount included for Mr. Consolino relates solely to travel related to attending meetings of Boards of Directors, other than the Company, on which he serves.
(3)	Includes a Company 4½% match on employee 401(k) contributions.
(4)	Includes car, parking and related expenses; security services, meals and entertainment and administrative and secretarial services.

Potential Payments upon Termination or Change in Control

As described in the Compensation Discussion and Analysis section, the named executive officers do not have employment, severance or change in control agreements with the Company. In addition, any agreements, plans or arrangements that provide for payments to a named executive officer at, following, or in connection with any termination (including retirement) of such named executive officer, do not discriminate in scope, terms or operation in favor of the named executive officer, and are available generally to all salaried employees. All options and restricted shares granted under the Company’s shareholder approved equity compensation plans provide for the acceleration of vesting upon a change in control.

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Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All other Stock Awards: Number of Shares of Stock or Units (#)	All other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(3)(4)	Closing Market Price on the Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Carl H. Lindner III	2/24/2014	—	—	—	—	—	—	—	50,000	56.44	56.32	732,500
	2/24/2014	—	—	—	—	—	—	13,320	—	—	56.32	751,781
	2/24/2014	0	650,000	2,275,000	—	—	—	—	—	—	—	—
	3/7/2014	—	—	—	—	—	5,000,000	—	—	—	—	—
S. Craig Lindner	2/24/2014	—	—	—	—	—	—	—	50,000	56.44	56.32	732,500
	2/24/2014	—	—	—	—	—	—	13,320	—	—	56.32	751,781
	2/24/2014	0	650,000	2,275,000	—	—	—	—	—	—	—	—
	3/7/2014	—	—	—	—	—	5,000,000	—	—	—	—	—
Joseph E. (Jeff) Consolino	2/24/2014	—	—	—	—	—	—	—	25,000	56.44	56.32	366,250
	2/24/2014	—	—	—	—	—	—	6,660	—	—	56.32	375,890
	2/24/2014	0	500,000	1,500,000	—	—	—	—	—	—	—	—
	3/7/2014	—	—	—	—	—	1,500,000	—	—	—	—	—
John B. Berding	2/24/2014	—	—	—	—	—	—	—	30,000	56.44	56.32	439,500
	2/24/2014	—	—	—	—	—	—	7,990	—	—	56.32	450,956
	2/24/2014	0	500,000	1,500,000	—	—	—	—	—	—	—	—
	3/7/2014	—	—	—	—	—	1,500,000	—	—	—	—	—
Michelle A. Gillis	2/24/2014	—	—	—	—	—	—	—	10,000	56.44	56.32	146,500
	2/24/2014	—	—	—	—	—	—	2,670	—	—	56.32	150,695
	2/24/2014	0	200,000	250,000	—	—	—	—	—	—	—	—
Vito C. Peraino	2/24/2014	—	—	—	—	—	—	—	20,000	56.44	56.32	293,000
	2/24/2014	—	—	—	—	—	—	5,330	—	—	56.32	300,825
	2/24/2014	0	550,000	687,500	—	—	—	—	—	—	—	—
(1)	These columns show the range of payouts targeted for 2014 performance under the Annual Senior Executive Bonus Plan with respect to the Co-CEOs and the remaining named executive officers. These amounts, paid in 2015, are shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation” because these awards were recognized in 2014 for financial statement reporting purposes.
(2)	These columns represent grants made under the Senior Executive Equity Bonus Plan. One-half of award payment based on the Company’s growth in book value per share over three years compared to plan companies, and one-half of award payment based on meeting or exceeding average annual core return on equity goals over three year period. There is no threshold or target amount, and participants can receive up to 100% of maximum denominated in dollars but paid in shares of Company common stock.
(3)	These employee stock options were granted pursuant to the Company’s stock incentive plan and become exercisable as to 20% of the shares initially granted on the first anniversary of the date of grant, with an additional 20% becoming exercisable on each subsequent anniversary. The options become fully exercisable in the event of death or disability or upon a change in control of the Company. More discussion regarding the Company’s stock incentive plan can be found in the Compensation Discussion and Analysis section beginning on page 23 of this proxy statement.
(4)	Stock options are granted at an exercise price equal to the average of the high and low trading prices on the date of grant.
(5)	This column represents, with respect to stock options, the aggregate full grant date fair value in accordance with ASC 718 of options granted during the year. There can be no assurance that the options will ever be exercised (in which case no value will be realized by the executive) or that the amount received by the executive upon exercise will equal the ASC 718 value.

2015 Proxy Statement | Executive Compensation

pg. 37

Outstanding Equity Awards at Fiscal Year-End

		Option Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Carl H. Lindner III	02/22/2007	75,000		36.57	02/22/2017
	02/21/2008	75,000		27.20	02/21/2018
	02/12/2009	37,500		19.10	02/12/2019
	02/11/2010	40,000	10,000	24.83	02/11/2020
	02/16/2011	30,000	20,000	34.34	02/16/2021	18,750	1,138,500
	02/23/2012	20,000	30,000	38.11	02/23/2022	17,000	1,032,240
	02/21/2013	10,000	40,000	44.01	02/21/2023	17,000	1,032,240
	02/24/2014		50,000	56.44	02/24/2024	13,320	808,790
	02/23/2012							5,000,000
	02/21/2013							5,000,000
	03/07/2014							5,000,000
S. Craig Lindner	02/22/2007	75,000		36.57	02/22/2017
	02/21/2008	75,000		27.20	02/21/2018
	02/12/2009	37,500		19.10	02/12/2019
	02/11/2010	40,000	10,000	24.83	02/11/2020
	02/16/2011	30,000	20,000	34.34	02/16/2021	18,750	1,138,500
	02/23/2012	20,000	30,000	38.11	02/23/2022	17,000	1,032,240
	02/21/2013	10,000	40,000	44.01	02/21/2023	17,000	1,032,240
	02/24/2014		50,000	56.44	02/24/2024	13,320	808,790
	02/23/2012							5,000,000
	02/21/2013							5,000,000
	03/07/2014							5,000,000
Joseph E. (Jeff) Consolino	02/21/2013	5,000	20,000	44.01	02/21/2023	84,136	5,108,738
	02/24/2014		25,000	56.44	02/24/2024	6,660	404,395
	02/21/2013							1,500,000
	02/21/2013							1,500,000
	03/07/2014							1,500,000
John B. Berding	02/22/2007	41,016		36.57	02/22/2017
	09/28/2007	20,000		28.61	09/28/2017
	02/21/2008	46,324		27.20	02/21/2018
	02/12/2009	25,000		19.10	02/12/2019
	02/11/2010	20,000	5,000	24.83	02/11/2020
	02/16/2011	16,500	11,000	34.34	02/16/2021	10,313	626,205
	02/23/2012	12,000	18,000	38.11	02/23/2022	10,200	619,344
	02/21/2013	6,000	24,000	44.01	02/21/2023	10,200	619,344
	02/24/2014		30,000	56.44	02/24/2024	7,990	485,153
	02/21/2013							1,500,000
	02/21/2013							1,500,000
	03/07/2014							1,500,000
Michelle A. Gillis	02/22/2006	3,000		26.89	02/22/2016
	02/22/2007	3,250		36.57	02/22/2017
	02/21/2008	3,750		27.20	02/21/2018
	02/12/2009	4,000		19.10	02/12/2019
	02/11/2010	3,600	900	24.83	02/11/2020
	02/16/2011	3,600	2,400	34.34	02/16/2021
	02/23/2012	2,400	3,600	38.11	02/23/2022
	03/12/2012	1,200	1,800	37.60	03/12/2022
	02/21/2013	1,800	7,200	44.01	02/21/2023	3,060	185,863
	02/24/2014		10,000	56.44	02/24/2024	2,670	162,122
Vito C. Peraino	02/22/2007	18,750		36.57	02/22/2017
	02/21/2008	18,000		27.20	02/21/2018
	02/12/2009	18,000		19.10	02/12/2019
	02/11/2010	8,800	2,200	24.83	02/11/2020
	02/16/2011	7,200	4,800	34.34	02/16/2021	4,500	273,240
	02/23/2012	4,800	7,200	38.11	02/23/2022	4,080	247,738
	03/12/2012	1,200	1,800	37.60	03/12/2022	1,000	60,720
	02/21/2013	4,000	16,000	44.01	02/21/2023	6,800	412,896
	02/24/2014		20,000	56.44	02/24/2024	5,330	323,638
(1)	Represents employee stock options that become exercisable for 20% of the shares initially granted on the first anniversary of the date of grant, with an additional 20% becoming exercisable on each subsequent anniversary. They are generally exercisable for ten years. The options become fully exercisable in the event of death or disability or upon a change in control of the Company.

2015 Proxy Statement | Executive Compensation

pg. 38

(2)	Represents restricted shares which generally vest in three or four years following the award grant date. Shares vest in full in the event of death or disability or upon a change in control of the Company.
(3)	These columns represent grants made under the Senior Executive Equity Bonus Plan. For awards payable beginning in 2016, one-half of award payment based on the Company’s growth in book value per share over three years compared to plan companies, and one-half of award payment based on meeting or exceeding average annual core return on equity goals over three year period. For awards payable prior to 2016, award payment based on the Company’s growth in book value per share compared to plan companies. There is no threshold or target amount, and participants can receive up to 100% of maximum denominated in dollars but paid in shares of Company common stock.

Option Exercises and Stock Vested

The table below shows the number of shares of AFG common stock acquired during 2014 upon the exercise of options and restricted share awards which vested in 2014.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Carl H. Lindner III	32,500	979,118	17,500	975,100
S. Craig Lindner	—	—	17,500	975,100
Joseph E. (Jeff) Consolino	—	—	37,817	2,124,937
John B. Berding	—	—	28,279	1,705,378
Michelle A. Gillis	—	—	—	—
Vito C. Peraino	39,122	1,390,651	3,850	214,522
(1)	The dollar value realized reflects the difference between the closing price of the AFG common stock on the date of exercise and the stock option exercise price.
(2)	The dollar value realized reflects the market value of the vested shares based on the closing price of the AFG common stock on the vesting date or, if not a business day, the next succeeding business day.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The Company provides retirement benefits to named executive officers through a combination of qualified (under the Internal Revenue Code) and nonqualified plans. AFG makes available to certain employees, including its named executive officers, benefits in its Nonqualified Auxiliary RASP (“Auxiliary RASP”). The purpose of the Auxiliary RASP is to enable employees whose contributions are limited by IRS regulations in the retirement contribution portion of the AFG Retirement and Savings Plan (“RASP”) to have an additional benefit to the RASP.

The Company also maintains a Deferred Compensation Plan pursuant to which certain key employees of AFG and its subsidiaries may defer up to 80% of their annual salary and/or bonus. The deferral term of either a fixed number of years or upon termination of employment must be elected at the time of deferral. Under the plan, no federal or state income taxes are paid on deferred compensation. Rather, such taxes will be due upon receipt at the end of the deferral period.

The table below discloses information on the nonqualified deferred compensation of the named executives in 2014, including the Auxiliary RASP and the Deferred Compensation Plan. Mr. Consolino joined the Company during 2013 and will first be eligible to participate in the Auxiliary RASP in 2015.

Name	Executive contributions in last FY($)	Registrant contributions in last FY($)(1)	Aggregate earnings in last FY($)(2)	Aggregate withdrawals/ distributions($)	Aggregate balances at last FYE($)
Carl H. Lindner III	—	29,800	105,698	—	2,861,963
S. Craig Lindner	—	29,800	270,808	—	2,635,971
Joseph E. (Jeff) Consolino	—	—	—	—	—
John B. Berding	—	29,800	110,334	—	1,193,464
Michelle A. Gillis	—	6,533	1,526	—	22,405
Vito C. Peraino	67,375	29,800	37,992	—	516,204
(1)	Represents Company contributions credited to participants’ Auxiliary RASP accounts which are included in the supplemental All Other Compensation table to the Summary Compensation Table on page 35.
(2)	Earnings are calculated by reference to actual earnings or losses of mutual funds and securities, including Company common stock, held by the plans.

2015 Proxy Statement | Executive Compensation

pg. 39

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement on Schedule 14A.

Members of the Compensation Committee:	Terry S. Jacobs (Chairman) William W. Verity Kenneth C. Ambrecht

Equity Compensation Plan Information

The following reflects certain information about shares of our common stock authorized for issuance (at December 31, 2014) under compensation plans.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	6,383,799	$36.92	6,083,481	(1)
Equity compensation plans not approved by security holders	__	__	320,412	(2)
Total	6,383,799	$36.92	6,403,893
(1)	Includes 1.6 million shares issuable under the 2005 Stock Incentive Plan, 2.7 million shares issuable under AFG’s Employee Stock Purchase Plan, 1.7 million shares issuable under the Senior Executive Equity Bonus Plan and 90,868 shares issuable under AFG’s Non-Employee Directors’ Compensation Plan at December 31, 2014.
(2)	Represents shares issuable under AFG’s Deferred Compensation Plan. For a description of this plan, see “Compensation Discussion and Analysis — Retirement and Other Related Benefits on page 33.

2015 Proxy Statement | Executive Compensation

pg. 40

Other Matters

Electronic Access to Proxy Materials and Annual Report

As we did last year, we are delivering a Notice of Internet Availability of Proxy Materials to Shareholders in lieu of a paper copy of the proxy statement and related materials and the Company’s Annual Report to Shareholders and Form 10-K. If you received a Notice by mail, you will not receive a paper copy of the Proxy Materials unless you request one. Instead, the Notice will instruct you as to how you may access and review the Proxy Materials and cast your vote. If you received a Notice by mail and would like to receive a paper copy of our Proxy Materials, please follow the instructions included in the Notice.

Shareholders also can elect to receive an email message that will provide a link to the Proxy Materials on the Internet. By opting to access your Proxy Materials via email, you will save the Company the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve environmental resources. Shareholders who have enrolled previously in the electronic access service will receive their Proxy Materials via email this year. If you received a Notice by mail and would like to receive your Proxy Materials via email, please follow the instructions included in the Notice.

Copies of Annual Report on Form 10-K

The Company makes available on its website all of its filings that are made electronically with the Securities and Exchange Commission (“SEC”), including Forms 10-K, 10-Q and 8-K. To access these filings, go to the Company’s website (www.AFGinc.com), click on “Investor Relations”

on the home page and select “Financial Information & SEC Filings” from the menu. Copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, including financial statements and schedules, as filed with the SEC, are also available without charge to shareholders upon written request addressed to:

Investor Relations
American Financial Group, Inc.
Great American Insurance Group Tower
301 East Fourth Street
Cincinnati, Ohio 45202

Submitting Shareholder Proposals for the 2016 Annual Meeting of Shareholders

Under the rules and regulations of the SEC, any proposal which a shareholder of the Company intends to present at the Annual Meeting of Shareholders to be held in 2016 and which such shareholder desires to have included in the Company’s proxy materials for such meeting must be received by the Secretary of the Company not less than 120 calendar days before the anniversary date of this year’s proxy statement, or November 28, 2015. Our Regulations, as they may be amended from time to time, may contain additional requirements for matters to be properly presented at annual meetings of shareholders.

The proxy card used by AFG for the annual meeting typically grants authority to management to vote in its discretion on any matters that come before the meeting for which adequate notice has not been received. In order for a notice to be deemed adequate for the 2016 annual meeting, it must be received by February 11, 2016.

2015 Proxy Statement | Other Matters

pg. 41

Appendix A

AMERICAN FINANCIAL GROUP, INC.

2015 STOCK INCENTIVE PLAN

AMERICAN FINANCIAL GROUP, INC.

2015 STOCK INCENTIVE PLAN

ARTICLE 1
OBJECTIVES

The objectives of this 2015 Stock Incentive Plan (the “Plan”) are to enable American Financial Group, Inc. (the “Company”) to compete successfully in retaining and attracting key employees of outstanding ability, to stimulate the efforts of such employees toward the Company’s objectives and to encourage the identification of their interests with those of the Company’s shareholders.

ARTICLE 2
DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

2.1 “Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit Award or Stock Award granted under the Plan.

2.2 “Award Agreement” means a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

2.3 “Beneficial Owner” has the meaning given in Rule 13d-3 under the Exchange Act.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Code” means the Internal Revenue Code of 1986, as amended, or any successor legislation.

2.6 “Committee” means a committee designated by the Board of the Company. The Committee shall be comprised of three or more directors, each of whom shall be (1) a “Non-Employee Director” as defined in Rule 16b-3 promulgated under the Exchange Act, (2) an “outside director” under Section 162(m) of the Code (“Section 162(m)”) and (3) an “independent director” under rules adopted by the New York Stock Exchange, in each case as such rules and sections may be amended, superseded or interpreted hereafter.

2.7 “Common Stock” means the Company’s common stock, no par value.

2.8 “Disability” means a Participant being considered “disabled” within the meaning of Section 409A(a)(2)(C) of the Code, unless otherwise provided such Participant’s applicable Award Agreement.

2.9 “Eligible Employee” means any individual who performs services for the Company or any Subsidiary of the Company and is treated as an “employee” for federal income tax purposes.

2.10 “Exchange Act” means the Securities Exchange Act of 1934.

2.11 “Fair Market Value” of a Share as of a given date shall (i) if the Common Stock is then traded on the New York Stock Exchange, be the average of the highest and lowest of the New York Stock Exchange composite tape market prices at which the Shares shall have been sold regular way on the date as of which fair market value is to be determined or (ii) if the Common Stock is not then traded on the New York Stock Exchange but is quoted on the Nasdaq National Market, be the average of the closing bid and asked prices for a Share on the date as of which Fair Market Value is to be determined, or, in the case of (i) or (ii) if there shall be no such sale on such date, the next preceding day on which such sales shall have occurred. If Common Stock is not listed on the New York Stock Exchange or Nasdaq National Market on the date as of which Fair Market Value is to be determined, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate. In all events, for Awards intended to be exempt from Section 409A of the Code, Fair Market Value shall be determined by the Committee in accordance with Section 409A of the Code.

2.12 “Grant Date” means the date designated by the Committee as the date upon which an Award is granted.

2.13 “Incentive Option” means any Stock Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code or any successor provision.

2.14 “Non-Qualified Option” means any Stock Option that is not an Incentive Option.

2.15 “Option Price” or “Exercise Price” means the price per Share at which Common Stock may be purchased upon the exercise of an Option.

2015 Proxy Statement | Appendix A

pg. A-1

2.16 “Participant” means a person to whom an Award has been granted pursuant to this Plan.

2.17 “Performance Award” means a Restricted Stock Award, a Stock Unit Award or a Stock Award, granted to a Participant under Article 10, which Award is subject to the achievement of Performance Objectives during a Performance Period.

2.18 “Performance Objectives” means the performance objectives established pursuant to this Plan for Participants who have received Performance Awards.

2.19 “Performance Period” means the period designated for the achievement of Performance Objectives.

2.20 “Qualified Performance-Based Award” means an Option, Stock Appreciation Right, or Performance Award that is intended to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

2.21 “Restricted Stock Award” means a grant of Shares to an Eligible Employee under Article 7 that are issued subject to such vesting and transfer restrictions as the Committee shall determine and set forth in an Award Agreement.

2.22 “Retirement” means any termination of employment (other than by death or Disability) by an employee who is at least 65 years of age, or 55 years of age with at least ten years of employment with the Company or a Subsidiary of the Company.

2.23 “Share” means one share of the Common Stock.

2.24 “Stock Appreciation Right” means a contractual right granted to an Eligible Employee under Article 6 entitling such Eligible Employee to receive a payment, representing the difference between the base price per Share of the right and the Fair Market Value of a Share, at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.25 “Stock Award” means a grant of Shares to an Eligible Employee under Article 9 that are issued free of vesting and transfer restrictions.

2.26 “Stock Option” or “Option” means the right to purchase Shares granted pursuant to this Plan.

2.27 “Stock Unit Award” means a contractual right granted to an Eligible Employee under Article 8 representing notional unit interests equal in value to a Share to be paid or distributed at such times, and subject to such conditions, as set forth in the Plan and the applicable Award Agreement.

2.28 “Subsidiary” has the meaning set forth in Section 424(f) of the Code.

2.29 “Term” means the period beginning on a Grant Date and ending on the expiration date of such Award.

2.30 “Transfer” means sale, assignment, pledge, encumbrance, alienation, attachment, charge or other disposition, whether or not for consideration; and the terms “Transferred” or “Transferable” have corresponding meanings.

ARTICLE 3
ADMINISTRATION; PARTICIPATION AND AWARDS

3.1 The Committee.  This Plan shall be administered and interpreted by the Committee.

3.2 Committee Authority.  The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine, after considering management’s recommendations with respect to Eligible Employees excluding the Company’s executive officers, the Eligible Employees to whom, and the time or times at which, Awards may be granted, the number of Shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award. The Committee shall determine the terms and conditions of all Awards granted to Participants. Subject to the terms of the Plan, the Committee shall have the authority to amend the terms of an Award in any manner that is not inconsistent with the Plan, provided that no such action shall adversely affect the rights of a Participant with respect to an outstanding Award without the Participant’s consent. The Committee shall also have discretionary authority to interpret the Plan, to make factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Award Agreement hereunder. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Employees, whether or not such persons

2015 Proxy Statement | Appendix A

pg. A-2

are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations and actions by the Committee shall be final, conclusive, and binding upon all parties, including the Company, its shareholders and all Participants.

3.3 Delegation of Authority.  The Committee shall be permitted to delegate to any appropriate officer or employee of the Company responsibility for performing certain ministerial functions under the Plan, except that no such delegation shall be permitted with respect to Qualified Performance-Based Awards. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

3.4 Rule 16b-3.  The provisions of the Plan are intended to ensure that no transaction under the Plan is subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act and shall be construed and interpreted in a manner so as to comply with such rules. Notwithstanding the foregoing and any other provision of the Plan to the contrary, if for any reason the Committee does not meet the requirements of Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b-3 of the Exchange Act and Section 162(m) of the Code shall not affect the validity of Awards, interpretations or other actions of the Committee.

3.5 Designation of Participants.  All Eligible Employees are eligible to be designated by the Committee to receive Awards and become Participants under the Plan. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Employees who are to be granted Awards, the types of Awards to be granted and the number of Shares or rights subject to Awards granted under the Plan. In selecting Eligible Employees to be Participants and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.

ARTICLE 4
SHARES SUBJECT TO PLAN

4.1 Shares.  Subject to adjustment as provided in Section 4.2, the number of Shares which may be issued under this Plan shall not exceed Three Million Five Hundred Thousand (3,500,000) Shares. Shares issued and sold under the Plan may be either authorized but unissued Shares or Shares held in the Company’s treasury. To the extent that any Award involving the issuance of Shares is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or other conditions of the Award, or is otherwise terminated without an issuance of Shares being made thereunder, the Shares covered thereby will no longer be counted against the foregoing maximum Share limitations and may again be made subject to Awards under the Plan pursuant to such limitations. Any Awards or portions of Awards that are settled in cash and not in Shares shall not be counted against the foregoing maximum Share limitations. The number of Shares subject to Awards granted under the Plan to any single Participant shall not exceed, in the aggregate, 500,000 Shares per year (subject to adjustment as provided in Section 4.2). The number of Shares subject to Stock Options and Stock Appreciation Rights granted under the Plan to any single Participant shall not exceed, in the aggregate, 500,000 Shares per fiscal year (subject to adjustment as provided in Section 4.2). These per-Participant limits shall be construed and applied consistently with Code Section 162(m) and the regulations thereunder.

4.2 Adjustment Provisions.  If there shall occur any change with respect to the outstanding Shares by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the Shares, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting the Common Stock, the Committee may, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made in (i) the maximum number and kind of Shares provided in Section 4.1, (ii) the number and kind of Shares, units or other rights subject to then outstanding Awards, (iii) the exercise or base price for each Share, unit or other right subject to then outstanding Awards, and (iv) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code; and, in the case of Options and Stock Appreciation Rights such adjustments shall be in compliance with Section 409A of the Code.

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ARTICLE 5
STOCK OPTIONS

5.1 Grants.  Each Option granted shall be designated as either a Non-Qualified Option or an Incentive Option. One or more Stock Options may be granted to any Eligible Employee.

5.2 Incentive Options.  Any Option designated by the Committee as an Incentive Option will be subject to the general provisions applicable to all Options granted under the Plan plus the following specific provisions:

5.2.1 If an Incentive Option is granted to a person who owns, directly or indirectly, stock representing more than 10% of (i) the total combined voting power of all classes of stock of the Company and its Subsidiaries, or (ii) a corporation that owns 50% or more of the total combined voting power of all classes of stock of the Company, then

5.2.1.1 the Option Price must equal at least 110% of the Fair Market Value on the Grant Date; and

5.2.1.2 the term of the Option shall not be greater than five years from the Grant Date.

5.2.2 The aggregate Fair Market Value of Shares, determined at the Grant Date, with respect to which Incentive Options that may become exercisable for the first time during any calendar year under this Plan or any other plan maintained by the Company and its Subsidiaries shall not exceed $100,000 determined in accordance with Section 422(d) of the Code. To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Options become exercisable for the first time by any individual during any calendar year, under all plans of the Company and its Subsidiaries, exceeds $100,000, such Options shall be treated as Non-Qualified Options.

5.2.3 Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to Incentive Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Option under Section 422 of the Code.

5.2.4 Subject to adjustment as provided in Section 4.2, the number of Shares which may be issued with respect to Incentive Options shall not exceed Three Million Five Hundred Thousand (3,500,000) Shares.

5.2.5 Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to Incentive Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Option under Section 422 of the Code.

5.3 Terms of Options.  Except as otherwise required by Section 5.2 and subject to Section 5.7 and Article 12, Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

5.3.1 The Option Price shall be determined by the Committee at the Grant Date, except that no Option may be granted for an Option Price less than 100% of Fair Market Value on the Grant Date.

5.3.2 The Option Term shall be fixed by the Committee, but no Option shall be exercisable more than ten years after its Grant Date.

5.3.3 An Option shall be exercisable at such time or times and subject to such terms and conditions as shall be specified in the Award Agreement, provided, however, that an Option may not be exercised as to the lesser of 100 Shares at any one time or the total number available for exercise at that time.

5.3.4 Stock Options shall terminate in accordance with Section 5.7.

5.4 Vesting of Stock Options.  The Committee shall, in its discretion, prescribe the time or times at which, or the conditions upon which, a Stock Option or portion of a Stock Option shall become vested and/or exercisable, and may accelerate the vesting or exercisability of any Stock Option at any time. The requirements for vesting and exercisability of a Stock Option may be based on the continued employment of a Participant with the Company or a Subsidiary of the Company for a specified period (or periods) or on the attainment of performance goals established by the Committee in its sole discretion.

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5.5 Exercise of Options.  Any Participant entitled to exercise an Option in whole or in part, may do so by delivering a written notice of exercise to the Company, Attention Corporate Secretary, at its principal office. The written notice shall specify the number of Shares for which an Option is being exercised and the Grant Date of the Option being exercised and shall be accompanied by full payment in cash or by check of the Option Price for the Shares being purchased and any withholding taxes. In addition, at the discretion of the Committee, either as set forth in an Option Agreement or determined at the time of exercise, the exercise price and withholding taxes may be paid:

5.5.1 By tender to the Company of Shares owned by the Participant having a Fair Market Value not less than the exercise price;

5.5.2 By the assignment of the proceeds of a sale or loan with respect to some or all of the Shares being acquired upon the exercise of the Option;

5.5.3 By such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law; or

5.5.4 By any combination of the methods described above in Sections 5.5.1 to 5.5.3.

5.6 Limited Transferability of Options.  Except as otherwise provided in Section 14.4, no Stock Option shall be Transferable or exercisable by any person other than the Participant except (i) upon the Participant’s death or Disability, in accordance with Sections 5.7.3, 5.7.4 and 5.7.5 or (ii) in the case of Non-Qualified Options only, for the Transfer of all or part of the Stock Option to a Participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933), as may be approved by the Committee in its sole and absolute discretion at the time of proposed Transfer. The Transfer of a Non-Qualified Option may be subject to such terms and conditions as the Committee may in its discretion impose from time to time. Subsequent Transfers of a Non-Qualified Option shall be prohibited other than in accordance with Sections 5.7.3, 5.7.4 and 5.7.5.

5.7 Termination of Stock Options.  All Stock Options issued under this Plan shall terminate as follows:

5.7.1 During any period of continuous employment or business relationship with the Company or any Subsidiary of the Company, a Stock Option will be terminated only if it is fully exercised or if it has expired by its terms or by the terms of this Plan, including this Section 5.7. For purposes of this Plan, any leave of absence approved by the Company or the Subsidiary of the Company shall not be deemed to be a termination of employment.

5.7.2 If a Participant violates any terms of any written employment, confidentiality or noncompetition agreement between the Company or any Subsidiary of the Company and the Participant, all existing Stock Options granted to such Participant will terminate. In addition, if at the time of such violation such Participant has exercised Stock Options but has not received certificates for the Shares to be issued, the Company may void the Award and its exercise. Any such actions by the Company shall be in addition to any other rights or remedies available to the Company or the Subsidiaries of the Company in such circumstances. In the event Section 5.7.2 and 5.7.4 both apply to a situation, the provisions of Section 5.7.2 shall take precedence over the provisions of Section 5.7.4 and govern the situation.

5.7.3 If a Participant’s employment by the Company or any Subsidiary of the Company terminates by reason of death, unless otherwise determined by the Committee, all Stock Options shall be fully vested and may thereafter be exercised by the Participant or by the Participant’s beneficiary or legal representative, for a period of one year or such longer period as the Committee may specify at or after grant in all cases other than Incentive Options, or until the expiration of the stated term of such Stock Option, whichever period is shorter.

5.7.4 If Participant’s employment by the Company or a Subsidiary of the Company terminates by reason of Disability or Retirement, unless otherwise determined by the Committee based upon, among other factors, the Participant’s contributions to, and longevity with, the Company or any Subsidiary, all Stock Options shall cease vesting as of the date of such Disability or Retirement and shall terminate (i) on the date which is 90 days after the date of such termination of employment or on the expiration of the stated term of the Stock Option, whatever shall first occur, in the case of a Participant which has been employed by the Company or any of its subsidiaries for ten full years or less, and, with respect to Incentive Options, in the case of the Retirement of a Participant, (ii) on the date which is one year after the date of such termination of employment or on the expiration of the stated term of the Stock Option, whichever shall first occur, in the case of a Participant who has been employed by the Company or any of its Subsidiaries for more than ten full years, but less than 20 full years and, with respect to Incentive

2015 Proxy Statement | Appendix A

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Options, in the case of the Disability of a Participant, or (iii) on the date which is two years after the date of termination of employment or on the expiration of the stated term of the Stock Option (other than Incentive Options), whichever shall first occur, in the case of a Participant who has been employed by the Company or any of its Subsidiaries for 20 full years or more.

5.7.5 Unless otherwise determined by the Committee at or after grant, if a Participant’s employment by the Company or any Subsidiary of the Company terminates for any reason other than death, Disability or Retirement, the Stock Option will cease vesting as of the date of such termination of employment, and the Stock Option will terminate on the earlier to occur of the stated expiration date or 90 days after termination of the employment. If a Participant dies during the 90 day period following the termination of the employment or business relationship, any unexercised Stock Option held by the Participant, or Transferred by the Participant in accordance with Section 5.6, shall be exercisable, to the full extent that such Stock Option was exercisable at the time of death, for a period of one year after the date of death of the Participant or until the expiration of the stated term of the Stock Option, whichever occurs first.

5.7.6 Repricing Prohibited.  Subject to the anti-dilution adjustment provisions contained in Section 4.2, without the prior approval of the Company’s shareholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the exercise price of such a Stock Option previously granted under the Plan, or otherwise approve any modification to such a Stock Option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange.

ARTICLE 6
STOCK APPRECIATION RIGHTS.

6.1 Grant of Stock Appreciation Rights.  A Stock Appreciation Right may be granted to any Eligible Employee selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. Stock Appreciation Rights shall be exercisable or payable at such time or times and upon conditions as may be approved by the Committee, provided that the Committee may accelerate the exercisability or payment of a Stock Appreciation Right at any time.

6.2 Freestanding Stock Appreciation Rights.  A Stock Appreciation Right may be granted without any related Stock Option and may be subject to such vesting and exercisability requirements as specified by the Committee in an Award Agreement. Such vesting and exercisability requirements may be based on the continued service of the Participant with the Company or its Subsidiaries for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee, provided that the maximum term of a Stock Appreciation Right shall be ten years from the Grant Date. The base price of a Stock Appreciation Right granted without any related Stock Option shall be determined by the Committee in its sole discretion; provided, however, that the base price per Share of any such freestanding Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Shares on the Grant Date.

6.3 Tandem Stock Option/Stock Appreciation Rights.  A Stock Appreciation Right may be granted in tandem with a Stock Option, either at the time of grant or at any time thereafter during the term of the Stock Option. A tandem Stock Option/Stock Appreciation Right will entitle the holder to elect, as to all or any portion of the number of Shares subject to such Stock Option/Stock Appreciation Right, to exercise either the Stock Option or the Stock Appreciation Right, resulting in the reduction of the corresponding number of Shares subject to the right so exercised as well as the tandem right not so exercised. A Stock Appreciation Right granted in tandem with a Stock Option hereunder shall have a base price per Share equal to the Exercise Price of the Stock Option, will be vested and exercisable at the same time or times that a related Stock Option is vested and exercisable, and will expire no later than the time at which the related Stock Option expires.

6.4 Payment of Stock Appreciation Rights.  A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a Share on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of Shares as to which such Stock Appreciation Right is

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exercised or paid. Subject to the requirements of Section 409A of the Code, payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in Shares valued at their Fair Market Value on the date of exercise or payment, in cash, or in a combination of Shares and cash, subject to applicable tax withholding requirements.

6.5 No Rights as Shareholder.  The Participant shall not have any rights as a shareholder with respect to the shares subject to a Stock Appreciation Right Award until such time as Shares are delivered to the Participant pursuant to the terms of the Award Agreement.

6.6 Repricing Prohibited.  Subject to the anti-dilution adjustment provisions contained in Section 4.2, without the prior approval of the Company’s shareholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of such a Stock Appreciation Right previously granted under the Plan, or otherwise approve any modification to such a Stock Appreciation Right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange.

ARTICLE 7
RESTRICTED STOCK AWARDS

7.1 Grant of Restricted Stock Awards.  A Restricted Stock Award may be granted to any Eligible Employee selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award.

7.2 Vesting Requirements.  The restrictions imposed on Shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement, provided that the Committee may accelerate the vesting of a Restricted Stock Award at any time. Such vesting requirements may be based on the continued employment of the Participant with the Company or its Subsidiaries for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and the Shares subject to the Award shall be returned to the Company.

7.3 Restrictions.  Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

7.4 Rights as Shareholder.  Subject to the foregoing provisions of this Article 7 and the applicable Award Agreement, the Participant shall have all rights of a shareholder with respect to the Shares granted to the Participant under a Restricted Stock Award, including the right to vote the Shares and receive all dividends and other distributions paid or made with respect to such Shares. The Committee may provide in an Award Agreement for the payment of dividends and distributions to the Participant at such times as paid to shareholders generally or at the times of vesting or other payment of the Restricted Stock Award.

7.5 Section 83(b) Election.  If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within 30 days following the Grant Date, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

ARTICLE 8
STOCK UNIT AWARDS

8.1 Grant of Stock Unit Awards.  A Stock Unit Award may be granted to any Eligible Employee selected by the Committee. The value of each stock unit under a Stock Unit Award is equal to the Fair Market Value of a Share on the applicable date or time period of determination, as specified by the Committee. A Stock Unit Award shall be subject to such restrictions and conditions as the Committee shall determine. A Stock Unit Award may be granted together with a dividend equivalent right with respect to the Shares subject to the Award, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Committee in its discretion.

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8.2 Vesting of Stock Unit Awards.  On the Date of Grant, the Committee shall in its discretion determine any vesting requirements with respect to a Stock Unit Award, which shall be set forth in the Award Agreement, provided that the Committee may accelerate the vesting of a Stock Unit Award at any time. Vesting requirements may be based on the continued employment of the Participant with the Company or its Subsidiaries for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. A Stock Unit Award may also be granted on a fully vested basis, with a deferred payment date.

8.3 Payment of Stock Unit Awards.  A Stock Unit Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Stock Unit Award may be made, at the discretion of the Committee, in cash or in Shares, or in a combination of cash and Shares, subject to applicable tax withholding requirements. Any cash payment of a Stock Unit Award shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee.

8.4 No Rights as Shareholder.  The Participant shall not have any rights as a shareholder with respect to the shares subject to a Stock Unit Award until such time as Shares are delivered to the Participant pursuant to the terms of the Award Agreement.

ARTICLE 9
STOCK AWARDS

9.1 Grant of Stock Awards.  A Stock Award may be granted to any Eligible Employee selected by the Committee. A Stock Award may be granted for past services, in lieu of bonus or other cash compensation or for any other valid purpose as determined by the Committee. A Stock Award granted to an Eligible Employee represents Shares that are issued without restrictions on transfer and other incidents of ownership and free of forfeiture conditions, except as otherwise provided in the Plan and the Award Agreement. The Committee may, in connection with any Stock Award, require the payment of a specified purchase price.

9.2 Rights as Shareholder.  Subject to the foregoing provisions of this Article 9 and the applicable Award Agreement, upon the issuance of the Shares under a Stock Award the Participant shall have all rights of a shareholder with respect to the Shares, including the right to vote the shares and receive all dividends and other distributions paid or made with respect to such Shares.

ARTICLE 10
PERFORMANCE AWARDS

10.1 General.  Performance Awards may be granted to Eligible Employees in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Performance Awards, including the determination of the Committee with respect to the form of payout of Performance Awards, shall be set forth in separate Award Agreements, which agreements need not be identical.

10.2 Value of Performance Awards.  In addition to any other non-performance terms included in the Award Agreement, the Committee shall set the applicable Performance Objectives in its discretion, which objectives, depending on the extent to which they are met, will determine the value of a Performance Award, and the amount, if any, that will be paid out to the Participant. With respect to Qualified Performance-Based Awards, the Committee shall establish the applicable Performance Objectives in writing not later than ninety (90) days after the commencement of the Performance Period or, if earlier, the date as of which twenty-five percent (25%) of the Performance Period has elapsed.

10.3 Earning of Performance Awards.  Upon the expiration of the applicable Performance Period or other non-performance-based vesting period, if longer, the holder of a Performance Award shall be entitled to receive payout on the value of the Performance Award earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Objectives have been achieved and any other non-performance-based terms met. No payment shall be made with respect to a Qualified Performance-Based Award prior to certification by the Committee that the Performance Objectives have been attained.

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10.4 Form and Timing of Payment of Performance Awards.  Payment of earned Performance Awards shall be as determined by the Committee at the Grant Date and shall be evidenced in the Award Agreement. Subject to the terms of the Plan and the Award Agreement, the Committee, in its sole discretion, may pay earned Performance Awards in the form of cash, Stock or other Awards (or in a combination cash, Stock or other Awards) equal to the value of the earned Performance Awards at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any cash, Stock, or other Awards issued in connection with a Performance Award may be issued subject to any restrictions deemed appropriate by the Committee.

10.5 Termination of Service.  Except as provided by the Committee in an Award Agreement or otherwise, if, prior to the time that the applicable Performance Period has expired, a Participant’s employment with the Company terminates for any reason, all of such Participant’s Performance Awards shall be forfeited by the Participant to the Company for no consideration.

10.6 Performance Objectives.

10.6.1 Each Performance Award shall specify the Performance Objectives that must be achieved before such Award shall become earned. The Company may also specify a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

10.6.2 Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of an individual Participant or a Subsidiary, division, department, business unit, or function of or within the Company, or any combination thereof. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by comparison to a peer company or group of peer companies, by comparison between one or more Subsidiaries, divisions, departments, business units, or functions, or by comparison to a financial market index or indices. With respect to Qualified Performance-Based Awards, Performance Objectives shall be limited to specified levels of or increases in one or more of the following: (i) earnings, including net earnings, total earnings, operating earnings, core net operating earnings, earnings growth, net income, operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items, or aggregate or per-share book value or adjusted book value (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted), core net operating earnings per share, net income per share, or operating income per share; (iv) operating profit; (v) revenue, revenue growth, or rate of revenue growth; (vi) written premiums (gross or net); (vii) combined ratios; (viii) return measures (gross or net), including but not limited to return on assets, capital, invested capital, equity, sales, and premiums, financial return ratios, or internal rates of return; (ix) operating expenses; (x) share price, including but not limited to growth measures and total shareholder return; (xi) cash flow (including but not limited to operating cash flow, free cash flow, and cash flow return on capital), cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital, working capital turnover; (xii) implementation or completion of projects or processes; (xiii) balance sheet measurements; (xiv) cumulative earnings per share growth or cumulative core operating earnings per share growth; (xv) operating margin, profit margin, or gross margin; (xvi) cost or expense targets, reductions and savings, productivity and efficiencies; and (xvii) debt maintenance or reduction, including as a percentage of equity. The Committee may establish Performance Objectives based on performance goals on other measures not listed above with respect to Performance Awards that are not intended to qualify as Qualified Performance-Based Awards.

10.6.3 The Committee shall adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the applicable date of grant of a Performance Award that are unrelated to the performance of the Company or Participant and result in a distortion of the Performance Objectives or the related minimum acceptable level of achievement except, however, the Committee shall not adjust Performance Objectives and related minimum accepted levels of achievement with respect to Qualified Performance-Based Awards in a manner that would adversely affect the treatment of such Award under Section 162(m) of the Code. Potential transactions or events giving rise to adjustment include, but are not limited to, (i) restructurings, discontinued operations, extraordinary items or events, and other unusual or nonrecurring charges; (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; and (iii) a change in tax law or accounting standards required by generally accepted accounting principles.

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ARTICLE 11
EXTRAORDINARY EVENTS

11.1 Except as provided by the Committee in an Award Agreement, in the event of the dissolution or liquidation of the Company or any merger, other than a merger for the purpose of the redomestication of the Company not involving a change in control, consolidation, exchange or other transaction in which the Company is not the surviving corporation or in which the outstanding Shares of the Company are converted into cash, other securities or other property:

11.1.1 each outstanding Award other than a Performance Award shall, provided such can be accomplished without violating Section 409A of the Code, automatically become fully vested and to the extent subject to exercise, excercisable, immediately prior to such event, and thereafter, the holder of any Option shall, upon exercise of the Option, receive, in lieu of the stock or other securities and property receivable upon exercise of the Option prior to such transaction, the stock or other securities or property to which such holder would have been entitled upon consummation of such transaction if such holder had exercised such Option immediately prior to such transaction;

11.1.2 each outstanding Performance Award shall, provided such can be accomplished without violating Section 409A of the Code, automatically be deemed earned at the target level (or if no target is specified, at the maximum level) with respect to all Performance Periods.

11.2 Except as provided by the Committee in an Award Agreement or otherwise, upon a change in control of the Company, all unvested Awards outstanding under the Plan shall become fully vested, and to the extent subject to exercise, exercisable, including Performance Awards, which shall automatically be deemed earned at the target level (of if no target is specified, at the maximum level) with respect to all Performance Periods. For purposes of this Agreement, a “change in control of the Company” shall be deemed to have occurred if:

11.2.1 there occurs an event or series of events by which Lindner Family Members (as defined below) collectively cease to be the Beneficial Owner of at least 15% of the Common Stock; or

11.2.2 during any period of one year after January 1, 2015, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.

For purposes of this Section 11.2, “Lindner Family Member” means the wife of the late Carl H. Lindner, Jr. and all of the lineal descendants of the late Carl H. Lindner, Jr. and his wife, and the spouses of such lineal descendants, as well as trusts or family limited partnerships established by or for the benefit of such persons, and limited liability companies of which the majority of membership interests are held by the estate of the late Carl H. Lindner, Jr., his wife or any of the lineal descendants of the late Carl H. Lindner, Jr. and his wife or the spouses of such lineal descendants, or any trusts or family limited partnerships established by or for the benefit of such persons. Further, provided that such change in control of the Company constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Code, all vested Awards (including Awards that vest as set forth above) that provide for a “deferral of compensation” within the meaning of Section 409A of the Code shall settle and be paid out in full; otherwise, such Awards shall be paid out in accordance with their terms.

ARTICLE 12
FORFEITURE EVENTS

12.1 General.  In addition to the termination provisions applicable to Stock Options as provided in Section 5.7, the Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to termination, reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company.

12.2 Termination for Cause.  Unless otherwise provided by the Committee and set forth in an Award Agreement, if a Participant’s employment with the Company or any Subsidiary of the Company shall be terminated for cause, the Company may, in its sole discretion, immediately terminate such Participant’s right to any further payments, vesting or exercisability with respect to any Award in its entirety. If a Participant is party to an employment (or similar) agreement

2015 Proxy Statement | Appendix A

pg. A-10

with the Company or any Subsidiary of the Company that defines the term “cause,” such definition shall apply for purposes of the Plan; otherwise, termination for “cause” shall mean termination of employment as a result of a violation of any Company policy, procedure or guideline, or engaging in any of the following forms of misconduct: conviction of any felony or of any misdemeanor involving dishonesty or moral turpitude; theft or misuse of the Company’s property or time; use of alcohol or controlled substances on the Company’s premises or appearing on such premises while intoxicated or under the influence of drugs not prescribed by a physician, or after having abused prescribed medications; illegal use of any controlled substance; illegal gambling on the Company’s premises; discriminatory or harassing behavior, whether or not illegal under federal, state or local law; willful misconduct; or falsifying any document or making any false or misleading statement relating to employment by the Company; or injures the economic or ethical welfare of the Company by misconduct or inattention to duties and responsibilities, or fails to meet the Company’s performance expectations, as determined by the Company in its sole discretion. The term “Company” in the immediately preceding sentence will be interpreted to include any Subsidiary of the Company, as appropriate. The Company shall have the power to determine whether the Participant has been terminated for cause and the date upon which such termination for cause occurs. Any such determination shall be final, conclusive and binding upon the Participant. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant’s employment for cause, the Company may suspend the Participant’s rights to exercise any options, receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act has been committed which could constitute the basis for a termination for “cause” as provided in this Section 12.2.

ARTICLE 13
TERMINATION OR AMENDMENT OF THIS PLAN

13.1 The Board may at any time amend, suspend, or terminate the Plan; provided, however, that no amendments by the Board shall, without further approval of the shareholders of the Company:

13.1.1 Change the definition of Eligible Employees;

13.1.2 Except as provided in Article 4, increase the number of Shares which may be subject to all Awards or to Incentive Options granted under the Plan; or increase the maximum number of Shares with respect to which all Awards or with respect to which Stock Options and Stock Appreciation Rights may be granted to any Participant during any fiscal year;

13.1.3 Cause the Plan or any Award granted under the Plan to fail to meet the conditions for exclusion of application of the $1 million deduction limitation imposed by Section 162(m) of the Code;

13.1.4 Cause any Option granted as an Incentive Stock Option to fail to qualify as an “Incentive Stock Option” as defined by Section 422 of the Code; or

13.1.5 Where, as determined by the Board, the approval by the shareholders may be necessary or advisable for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the New York Stock Exchange or Nasdaq National Market or other exchange or market or for any other purpose.

Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without an affected Participant’s consent, the Board or the Committee may amend the terms of the Plan or any one or more Awards from time to time to the extent necessary to bring such Awards into compliance with applicable law or stock exchange rules or to prevent adverse tax or accounting consequences to the Company or Participants under Section 409A of the Code or accounting rules.

13.2 No amendment or termination of the Plan shall impair any Award granted under the Plan without the consent of the holder of the Award.

13.3 This Plan shall continue in effect until the expiration of all Awards granted under the Plan unless terminated earlier in accordance with this Article 13; provided, however, that it shall otherwise terminate and no Awards shall be granted after the tenth anniversary of the date of approval of the Plan by the Company’s shareholders as set forth in Section 14.1.

2015 Proxy Statement | Appendix A

pg. A-11

ARTICLE 14
GENERAL PROVISIONS

14.1 Shareholder Approval.  This Plan shall become effective following its adoption by the Board and its approval by the Company’s shareholders.

14.2 Award Agreements.  An Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of Shares, units or rights subject to the Award, the exercise price, base price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on an Award of termination of employment under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time.

14.3 Deferrals.  The Committee may permit recipients of Awards to defer the distribution of all or part of any Award in accordance with Section 409A of the Code (if applicable) and such terms and conditions as the Committee shall establish.

14.4 No Loans.  No loans from the Company to Participants shall be permitted in connection with the Plan.

14.5 Transfer; Assignment.  Except as otherwise provided in Sections 5.6, 5.7.3, 5.7.4 and 5.7.5 solely with respect to Options and except as otherwise provided below, Awards under the Plan shall not be Transferable by the Participant or exercisable by any person other than the Participant, and Awards under the Plan shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge:

14.5.1 During the lifetime of a Participant, an Award is not transferable voluntarily or by operation of law and may be exercised only by such individual;

14.5.2 Upon the death of a Participant, an Award may be transferred to the beneficiaries or heirs of the Participant will or by the laws of descent and distribution;

14.5.3 An Award may be transferred pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA.

Notwithstanding the foregoing, the Committee may, with respect to particular Awards, establish or modify the terms of the Award to allow the Award to be transferred at the request of a Participant to trusts established by a Participant or as to which a Participant is a grantor or to lineal descendants of a Participant or otherwise for personal and tax planning purposes of a Participant. If the Committee allows such transfer, such Awards shall not be exercisable for a period of six months following the action of the Committee.

14.6 Securities Laws.  No Shares will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Shares may be listed, have been fully met. As a condition precedent to the issuance of Shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any Shares issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the Shares are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

2015 Proxy Statement | Appendix A

pg. A-12

14.7 No Right to Continued Employment.  Neither the establishment of the Plan nor the granting of any Award hereunder shall confer upon any Eligible Employee any right to continue in the employ of the Company or any Subsidiary of the Company, or interfere in any way with the right of the Company or any Subsidiary of the Company to terminate such employment at any time.

14.8 No Rights as Shareholder.  Except as otherwise provided in Section 7.4, Participant shall have no rights as a holder of Shares with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities.

14.9 Other Plans.  The value of, or income arising from, any Awards issued under this Plan shall not be treated as compensation for purposes of any pension, profit sharing, life insurance, disability or other retirement or welfare benefit plan now maintained or hereafter adopted by the Company or any Subsidiary of the Company, unless such plan specifically provides to the contrary.

14.10 Unfunded Plan.  The adoption of the Plan and any reservation of Shares or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

14.11 Withholding of Taxes.  The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

14.12 Code Section 409A Compliance.  Each Award granted under the Plan is intended to be either exempt from or in compliance with the requirements of Section 409A of the Code and the Plan shall be interpreted accordingly. If a Participant is a “specified employee” as defined in Section 409A of the Code at the time of the Participant’s separation from service with the Company, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under an Award (which Award is subject to Section 409A of the Code and otherwise provides for the commencement of payments or benefits upon separation from service) shall be deferred until the date that is six months following the Participant’s separation from service (or such other period as required to comply with Section 409A of the Code).

14.13 Severability.  If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions of the Plan or such Award Agreement shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

14.14 Liability.  No employee of the Company and no member of the Committee or the Board shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award granted hereunder and, to the fullest extent permitted by law, all employees and members of the Committee or the Board shall be indemnified by the Company for any liability and expenses which may occur through any claim or cause of action arising under or in connection with this Plan or any Awards granted under this Plan.

14.15 Governing Law.  This Plan and actions taken in connection with it shall be governed by the laws of Ohio, without regard to the principles of conflict of laws. The Plan is not intended to be governed by the Employment Retirement Income Security Act of 1974, and shall be so construed and administered.

2015 Proxy Statement | Appendix A

pg. A-13

AMERICAN FINANCIAL GROUP, INC.
GREAT AMERICAN INSURANCE GROUP TOWER
301 EAST FOURTH STREET
CINCINNATI, OH 45202
ATTN: KARL J. GRAFE

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMERICAN FINANCIAL GROUP, INC.

The Board of Directors recommends you vote FOR each of the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Carl H. Lindner III
02) S. Craig Lindner
03) Kenneth C. Ambrecht
04) John B. Berding
05) Joseph E. (Jeff) Consolino
06) Virginia C. Drosos
07) James E. Evans
08) Terry S. Jacobs
09) Gregory G. Joseph
10) William W. Verity
11) John I. Von Lehman

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. Proposal to ratify the Audit Committee's appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for 2015.	☐	☐	☐
3. Advisory Vote on Compensation of Named Executive Officers.	☐	☐	☐
4. Approval of 2015 Stock Incentive Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any postponement or adjournment thereof.

For address changes/comments, mark here. ☐
(see reverse for instructions)

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date